UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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☒ Definitive Proxy Statement
☐ Definitive Additional Materials
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LENNOX INTERNATIONAL INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)
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LENNOX
Innovation never felt so good.

LENNOX

LENNOX

Notice of 2026

ANNUAL MEETING

of Stockholders and Proxy Statement

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

Meeting Information
DATE AND TIME Thursday, May 21, 2026 | 10:30 a.m., Central Daylight Time
LOCATION Virtual Meeting. You must register in advance at www.proxydocs.com/LII to attend. After registering, you will receive further instructions by email, including a unique link to access the 2026 Annual Meeting.

Agenda	Board Recommendation
Proposal 1 To elect three Class I directors for a three-year term expiring at the 2029 Annual Meeting of Stockholders	☑ FOR each director nominee
Proposal 2 To conduct an advisory vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement	☑ FOR
Proposal 3 To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2026 fiscal year	☑ FOR
Transact any other business that may properly come before the 2026 Annual Meeting in accordance with the terms of our Bylaws

Voting Methods Available to You

INTERNET Visit the website on your Proxy Card	BY MAIL Mark, sign, date, and return your Proxy Card in the postage-paid envelope	Your vote is important. Please submit your proxy or voting instructions as soon as possible

TELEPHONE Call the number on your Proxy Card	DURING THE MEETING You must register in advance at www.proxydocs.com/LII to virtually attend and vote during the 2026 Annual Meeting	Who May Vote Our stockholders of record at the close of business on March 26, 2026, are entitled to notice of, and to vote at, the 2026 Annual Meeting

Important Notice Regarding the Availability of Proxy Materials for the for the Stockholder Meeting to be Held on May 21, 2026:
The Proxy Statement, Proxy Card, and Annual Report on Form 10-K for the fiscal year ended December 31, 2025, accompany this Notice and are available at www.lennox.com and www.proxydocs.com/LII.
By Order of the Board of Directors, Monica M. Brown Corporate Secretary

-i-

General Information Regarding The 2026 Annual Meeting Of Stockholders

Virtual Annual Meeting Date and Time

The 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Lennox International Inc. (NYSE: LII) (the “Company,” “Lennox,” “LII,” “us,” “we,” or “our”) will be held on Thursday, May 21, 2026, at 10:30 a.m., Central Daylight Time (“CDT”), in a virtual-only meeting format, using live webcast, which provides stockholders the ability to participate in the Annual Meeting, vote their shares, and ask questions via the voting site. You will not be able to attend the Annual Meeting in person.

We began mailing or making available this Proxy Statement and the accompanying Notice of 2026 Annual Meeting of Stockholders, Proxy Card, and Annual Report on Form 10-K to our stockholders on or about April 8, 2026, for the purpose of soliciting proxies on behalf of our Board of Directors (the “Board”).

How To Register For The Virtual Annual Meeting

Register at www.proxydocs.com/LII		A link will be emailed to you to access the Annual Meeting		Enter the control number on your Proxy Card, voting instruction form or Notice of Internet Availability
	Ü		Ü

Matters to be Voted On
At the Annual Meeting, you will be asked to vote on three proposals. Our Board recommends you vote “for” each of the director nominees in Proposal 1 and “for” Proposals 2 and 3. The proposals to be voted on at the Annual Meeting are:

To elect three Class I directors for a three-year term expiring at the 2029 Annual Meeting of Stockholders;	To conduct an advisory vote to approve the compensation of our named executive officers (“NEOs”) as disclosed in this Proxy Statement; and	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting ﬁrm for the 2026 ﬁscal year.

Executive Summary

About Lennox
Lennox (NYSE: LII) is a leader in energy-efficient climate-control solutions. We are committed to sustainability and creating comfortable, healthier environments for residential and commercial customers. Our innovative portfolio includes cooling, heating, indoor air quality, and refrigeration systems, along with a comprehensive range of HVAC parts, supplies, and services that support the full lifecycle of customer needs.

Our Core Values and Guiding Behaviors

Financial Highlights
*See appendix for reconciliation to GAAP performance.

Executive Summary

Key Markets

Home Comfort Solutions
Heating and cooling systems provide top-tier comfort and efficiency for homeowners in the U.S. and Canada. Products include air conditioners, furnaces, heat pumps, thermostats, and air quality solutions.

LENNOX®

ALLIED™ Air Enterprises

ADP Advanced Distributor Products®

LENNOX
22.0
21°

Building Climate Solutions
HVAC and refrigeration solutions create comfortable environments in offices, schools, restaurants, and retail spaces. With rooftop units, chillers, commercial controls, and refrigeration systems, we help businesses maintain optimal climate conditions.

Differentiations

	Full lifecycle commercial HVAC solutions		Scaled digital data platforms

Large manufacturing direct-dealer base		Partner for parts, ductless, water heaters

Executive Summary

Value Creation

The Lennox Value Creation Framework leverages the GREAT focused strategy to drive stakeholder results paired with our Lennox Unified Management System to ensure consistent execution and alignment with strategic goals.

LENNOX

Growth end markets with strong replacement demand

Resilient margin Business focused on sustainable HVACR

Execution consistency and disciplined capital deployment

Advanced technology solutions with Direct-to-Dealer network

Global Technology Footprint

(1)Product Vitality – Percentage of sales from new products (excluding regulatory changes) launched in the last 3 years / Total product sales.

Recognition

More Information @ www.lennox.com

SASB Reporting aligned with Sustainability Accounting Standards Board	TCFD Reporting aligned with Task Force on Climate-related Financial Disclosures	EEO-1 Report demographic breakdown of workforce
The information on our website is not, and will not be deemed to be, a part of this Proxy Statement or incorporated into any of our other filings with the SEC.

Executive Summary

Directors

Name	Age	Start Date	Background	Indep.	Committee Memberships				Other Public Company Boards
					AC	BGC	CHRC	EC

Class I
John W. Norris, III	68	2001	Chairman, Environmental Funders Network	✓		✓	✓
Karen H. Quintos	62	2014	Former EVP and Chief Customer Officer, Dell Technologies Inc.	✓		C		✓	Cummins Inc.
Shane D. Wall	61	2020	Former Chief Technology Officer and Global Head, HP Labs of HP Inc.	✓			C	✓
Class II
Sherry L. Buck	62	2019	Former CFO, W.L. Gore & Associates	✓	C, F			✓
Todd J. Teske	61	2011	Independent Chair of the Board; Former Chair, President and CEO, Briggs & Stratton Corp.	✓	F			C
Jon Vander Ark	50	2024	President and CEO, Republic Services, Inc.	✓	F		✓		Republic Services, Inc.
Class III
Tracy A. Embree	52	2025	Former President of Otis Americas, a division of Otis Worldwide Corp.	✓		✓	✓		KLA Corp. Kirby Corp.
Alok Maskara	55	2022	Chief Executive Officer, Lennox International Inc.	CEO				✓	Franklin Electric Co., Inc.
Sivasankaran Somasundaram	60	2024	Former President and CEO, ChampionX	✓	✓	✓			Solstice Advanced Materials Inc.
AC – Audit Committee; BGC – Board Governance Committee; CHRC – Compensation & Human Resources Committee;
EC – Executive Committee; C – Chair; F – Financial expert

TENURE	BOARD COMPOSITION	INDEPENDENCE

Executive Summary

Board Composition

Our directors bring a well-rounded variety of experience and skills and represent a mix of deep knowledge of the Company and fresh perspectives. The experience and skills that the Board considers in evaluating its membership, and which inform Board succession planning and our director nomination processes, are highlighted in the following table. The table also identifies which directors have particularly strong experience and skills in the areas described below.

Director Skills and Experience
Financial/Accounting Finance & financial accounting expertise, including experience as a financial officer, accounting officer, controller, accountant, or auditor	✓					✓	✓		✓
Executive Leadership Experience as a C-Suite executive of a public company	✓	✓	✓		✓	✓	✓	✓	✓
Manufacturing/Distribution Experience managing large scale manufacturing or distribution operations	✓	✓	✓	✓	✓	✓	✓	✓	✓
Environmental Sustainability/Climate-Related Risks Experience in environmental sustainability/climate-related risks		✓		✓	✓	✓	✓		✓
ERM Experience in enterprise risk management, including identifying, assessing & managing significant risks	✓	✓	✓	✓	✓	✓	✓	✓	✓
Human Capital Management Experience establishing and leading compensation and benefit programs, career development programs & inclusion & belonging efforts	✓	✓	✓	✓		✓	✓		✓
Marketing/Sales Experience growing market share and revenue through a variety of go-to-market channels		✓	✓		✓		✓	✓	✓
Cybersecurity Work experience or a certification in cybersecurity or experience in security architecture			✓				✓	✓	✓
Innovation/Technology Experience in engineering, design & technology innovation			✓			✓	✓	✓	✓
Strategic Planning/Oversight Experience in strategic planning, developing business strategies & mergers & acquisitions in large organizations operating in multiple geographies	✓	✓	✓	✓	✓	✓	✓	✓	✓

Executive Summary

Governance Highlights

Our management team and the Board are focused on serving the long-term interests of Lennox’s stockholders. The Board’s primary responsibility is the oversight of the Company’s management team, and the Board has a number of measures in place to continually enhance Board composition, efficiency, and effectiveness, demonstrated through the following:

Independent Board Chair	Mandatory Board Retirement age: 75

Majority Voting (with carve-out in case of contested elections)	Key Committees 100% independent (Audit, Compensation, and Governance (nominating) Committees)

No Directors Attended Less than 75% of Meetings	Anti-Hedging and Pledging Policies

Board is 89% independent (8 out of 9 directors)	No Material Related-Party Transactions

Regularly Scheduled Executive Sessions of non-management directors	3 Independent Board Members added in the last 2 yrs

Women hold Board leadership positions (Governance (nominating) Committee & Audit Committee chairs)	Succession Planning annually for key executives; CEO Succession Plan

No Overboarding (directors not permitted to serve on more than four other public company boards)	Stock Ownership Guidelines (5x retainer for Directors; 6x annual base salary for CEO; and 3x annual base salary for EVPs)

Annual Self-Evaluation by the Board and its committees	One Class of Voting Stock

Individual evaluation for director nominees	No Poison Pill

Board Oversight

The Board and its committees have oversight of important topics, as shown below, and are highly engaged in working through issues and discussing plans in both formal and informal meetings.

Oversight

Full Board of Directors

•Culture & Values •Financial Performance •Stockholder Value Creation •M&A/Strategy •Key Strategic Initiatives •Stockholder Rights
•Front-end Digital Customer Experience
•Advanced Technology & Artificial Intelligence
•Sustainable Product Development & Innovation (including Product Safety)
•Technology Infrastructure & Cybersecurity
•Supply Chain & Logistics

•CEO Succession Planning & Compensation
•Employee Engagement Survey
•Energy, Waste, Water & Refrigerant Management
•Community Involvement & Charitable Giving
•Government Relations & Regulations
•ERM Oversight

↓

Board-level Committees
Audit Committee	Board Governance Committee	Comp & HR Committee

•Climate Change Regulation & SEC Disclosure •Business Ethics, Compliance & Anti-Corruption •Accounting & Tax Transparency •ERM Processes & Policies	•Stockholder Rights •Board Succession Planning & Composition •Annual Board, Committee & Peer Evaluation Process •Corporate Governance Guidelines & Charters
•CEO Succession Planning & Compensation
•Executive Compensation
•Employee Health & Safety
•Employee Engagement, Experience, Training & Development (including Leadership Development)
•Pay Equity, Benefits & Pension

Proposals Requiring Your Vote

Proposal 1 Election of Directors
Our Bylaws provide that our Board may be composed of no less than three and no more than 15 members. The size of our Board is currently fixed at nine members, divided into three classes, with each class serving a three-year term.
Upon the recommendation of the Board Governance Committee, the Board has nominated three Class I directors for re-election of a three-year term expiring at the 2029 Annual Meeting of Stockholders. The Board has nominated the directors using the process and criteria described in the “Corporate Governance—Board Refreshment and Nomination Process” section of this Proxy Statement.
For each director and director nominee, we have included a biographical description below that includes the specific experience, attributes, and skills that led to the Board’s conclusion that such person should serve as a director of the Company at this time in light of our business and structure.
If any director nominee becomes unavailable to serve, the persons named in the accompanying Proxy Card may vote for any alternate designated by the incumbent Board, or the number of directors constituting the Board may be reduced.

The Board has nominated the following directors for re-election as Class I directors for a three-year term expiring at the 2029 Annual Meeting of Stockholders:

John W. Norris, III
Class I
Independent Director
Age 68
Director since 2001
Committees
Board Governance
Compensation and Human Resources
Skills
Manufacturing/Distribution
Sustainability
Enterprise Risk Management
Human Capital Management
Strategic Planning/Oversight

Experience
•Founding Chairman of two philanthropic collaboratives, the Environmental Funders Network and Climate Change Funders Forum, both focused on strategically aligning resources to address climate adaptation and mitigation strategies in Maine (2005 – present)
•Co-founder of Maine Network Partners, an organization supporting grassroots leaders and non-profit organizations in developing collaborative solutions to achieve greater impact (2007 – 2021)
•Program Officer - Rural Tourism Development, Northern Forest Center (2006 – 2007)
•Associate Director of Philanthropy, Maine Chapter of The Nature Conservancy (2001 – 2005)
•Co-Founder and President of Borealis, Inc., an outdoor products manufacturer (1988 – 2000)
•Peace Corps in Jamaica, small business development (1985 – 1987)
•Graduate School Intern, Lennox Industries Inc. (a subsidiary of the Company) (1983)
•Senior Credit Analyst, Fort Worth National Bank (1980 – 1982)
Other Professional Experience and Community Involvement
•Director (2019 – present) and Chair (2020 – present), Camp Chippewa for Boys
•Trustee (2008 – 2018) and Chair (2016 – 2018), Maine Chapter of the Nature Conservancy
•Director, Northern Forest Canoe Trail (2013 – 2016)
•Director, Maine Philanthropy Center (2005 – 2011)
•Director, Maine Wilderness Guides Organization (2005 – 2011)
•Director, Cape Elizabeth Education Foundation (2006 – 2009)
•Director, Center for Cultural Exchange (2004 – 2005)
•Completed Economist course on Climate Change and Business: Sustainability, Risk and the Push for Net Zero (2022)
Education
•B.B.A. in Finance and Economics, Texas Christian University
•M.B.A. in Organizational Behavior and Strategy, University of Michigan
Key Qualifications
Mr. Norris contributes substantial experience and knowledge on climate risk and environmental issues, benefitting the Company in its sustainability journey. Mr. Norris also provides organizational development insights from founding both non-profit and for-profit companies.

Karen H. Quintos
Class I
Independent Director
Age 62
Director since 2014
Committees
Board Governance (Chair)
Executive
Skills
Executive Leadership
Manufacturing/Distribution
Sustainability
ERM
Marketing/Sales
Strategic Planning/Oversight

Experience
•Retired; Executive Vice President and Chief Customer Officer, including responsibility for ESG and Diversity (2016 – 2020); Senior Vice President and Chief Marketing Officer (2010 – 2016); Vice President of Public Sector Marketing and North America Commercial (2008 – 2010); and other executive roles in services, support, and supply chain management (2000 – 2008), Dell Technologies Inc., a technology leader that provides essential infrastructure for organizations to build their digital future, transform IT, and protect their most important information
•Vice President, Operations & Technology, Citigroup North America Inc., a financial services corporation (1997 – 2000)
•Director of Packaging (1996 – 1997) and Director of Global Supply Chain Management (1993 – 1996), Merck & Co., a pharmaceutical company
Other Public Company Boards
•Cummins Inc., a global power technology leader that designs, engineers, manufactures, distributes, and services engines and related technologies
Other Professional Experience and Community Involvement
•Board of Trustees, Pennsylvania State University
•Chair of the Board of Visitors of Pennsylvania State University Smeal’s College of Business, where she was a 2014 recipient of the Smeal College of Business’ highest honor, the Distinguished Alumni Award
•Director, the National Center for Missing and Exploited Children
•Director, TGEN (Translational Genomics Research Institute)
Education
•B.S. in Supply Chain Management, Pennsylvania State University
•M.B.A. in Marketing and International Business, New York University
Key Qualifications
Ms. Quintos’ supervisory experience in the areas of marketing, branding, communications, sustainability, operations, and supply chain management brings broad knowledge of these issues to the Board.

Shane D. Wall
Class I
Independent Director
Age 61
Director since 2020
Committees
Compensation and Human
Resources (Chair)
Executive
Skills
Executive Leadership
Manufacturing/Distribution
ERM
Marketing/Sales
Cybersecurity
Innovation/Technology
Strategic Planning/Oversight

Experience
•Retired; Special Advisor to Chief Executive Officer (2020 – 2023); Chief Technology Officer and Global Head (2015 – 2020), HP Labs of HP Inc., a global information technology company
•Chief Technology Officer and Senior Vice President of Printing and Personal Systems, Hewlett-Packard Company, a predecessor of HP Inc. (2012 – 2015)
•Vice President, Strategy & Product Management, Mobile Platform Group (2007 – 2012); Vice President & General Manager, Channel Products Group (2004 – 2007); Vice President & General Manager, Corporate Technology Group (2000 – 2004); and Director, New Business Development (1998 – 2000), Intel Corporation, a technology company
•Co-Founder and Chief Technology Officer of PrintPaks, a spin-out of Hewlett-Packard Company (1995 – 1998)
•Various engineering and management roles, Hewlett-Packard Company (1986 – 1995)
Other Professional Experience and Community Involvement
•Partner, Fusion Fund, an early stage venture capital firm focused on industrial, enterprise, and healthcare technologies
•Senior Advisor and Board Member, Arsenal Capital Partners, a specialized private equity firm focused on specialty industrials and healthcare
Education
•B.S. in Computer Engineering, Oregon State University
Key Qualifications
An experienced former Chief Technology Officer, Mr. Wall contributes extensive technology, AI, and cybersecurity experience, as well as meaningful experience in executive leadership and diverse business development within large global companies.

THE BOARD RECOMMENDS A VOTE “FOR”
THE ELECTION OF EACH OF THE ABOVE NOMINEES.

The following Class II directors’ terms will continue until the 2027 Annual Meeting of Stockholders:

Sherry L. Buck
Class II
Independent Director
Age 62
Director since 2019
Committees
Audit – Financial Expert & Chair
Executive
Skills
Financial Accounting
Executive Leadership
Manufacturing/Distribution
ERM
Human Capital Management
Strategic Planning/Oversight

Experience
•Retired; Chief Financial Officer, W.L. Gore & Associates Inc., a multinational advanced materials company providing solutions for medical device, fabric laminates, aerospace, pharmaceuticals, mobile electronics, and other applications across diverse industries (2021 – 2025)
•Senior Vice President and Chief Financial Officer, Waters Corporation, a specialty measurement company serving the life, materials, and food sciences industries (2017 – 2020)
•Vice President, Chief Financial Officer, Libbey Inc., a global manufacturer and marketer of glass tableware products (2012 – 2016)
•Senior finance and operating leadership roles, Whirlpool Corporation, a leading global appliance manufacturer (1993 – 2012)
•Director, Overseas Accounting and Internal Audit Manager, TransWorld Airlines, a major airline (1988 – 1992)
•Senior Auditor, Price Waterhouse, a public accounting firm (1985 – 1988)
Education
•B.S. in Accounting, University of Missouri
Key Qualifications
Ms. Buck contributes extensive financial and leadership experience gained from her long tenure as a CFO. She adds industry expertise through her positions in large global manufacturing companies.

Todd J. Teske
Class II
Independent Chair
Age 61
Director since 2011
Committees
Audit – Financial Expert
Executive (Chair)
Skills
Financial/Accounting
Executive Leadership
Manufacturing/Distribution
Sustainability
ERM
Human Capital Management
Marketing/Sales
Cybersecurity
Innovation/Technology
Strategic Planning/Oversight

Experience
•Independent Board Chair (2022 – present)
•Interim CEO (March 23, 2022 – May 9, 2022)
•Lead Independent Director (2015 – 2022)
•Chair, President, and Chief Executive Officer (2010 – 2020); President and Chief Operating Officer (2008 – 2009); Executive Vice President and Chief Operating Officer (2005 – 2008); and other senior-level positions including President of its power products business, head of corporate development and Controller (1999 – 2005), Briggs & Stratton Corporation, a manufacturer of gasoline engines for outdoor power equipment, portable generators, and lawn and garden powered equipment and related accessories
•Briggs & Stratton filed a voluntary petition for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code in July 2020. In September 2020, Briggs & Stratton was acquired and exited bankruptcy
Other Professional Experience and Community Involvement
•Director, Badger Meter, Inc., a publicly traded leading innovator, manufacturer and marketer of flow measurement and control products (2009 – 2020)
•Licensed CPA (inactive)
Education
•B.S. in Accounting, University of Wisconsin Oshkosh
•Masters of Management, Northwestern University Kellogg School of Management
Key Qualifications
Mr. Teske brings extensive executive leadership, corporate governance, and industry experience as a former manufacturing-company CEO to his service as Chair of the Board. As well, as a former corporate controller, Mr. Teske contributes knowledge in the areas of finance and accounting.

Jon Vander Ark
Class II
Independent Director
Age 50
Director since 2024
Committees
Audit – Financial Expert
Compensation and Human Resources
Skills
Financial/Accounting
Executive Leadership
Manufacturing/Distribution
Sustainability
ERM
Human Capital Management
Marketing/Sales
Cybersecurity
Innovation/Technology
Strategic Planning/Oversight

Experience
•President and Director (2019 – present) and Chief Executive Officer (2021 – present); Executive Vice President, Chief Operating Officer (2018 – 2019); Executive Vice President, Operations (2016 – 2017); and Executive Vice President, Chief Marketing Officer (2013 – 2016), Republic Services, Inc., an environmental services company
•McKinsey & Company, a global management consulting firm (2000 – 2012)
Other Professional Experience and Community Involvement
•Director, Board of Chances for Children, a non-profit supporting children in Haiti
Education
•B.A. in Philosophy and Political Science, Calvin University
•J.D., Harvard Law School
Key Qualifications
Mr. Vander Ark contributes to our Board extensive strategic growth experience, operational skills, and accomplishments implementing sustainability initiatives from his executive leadership at a large publicly traded company. Prior to joining Republic, Mr. Vander Ark’s role in consulting exposed him to a wide range of industries including automotive, logistics, and consumer durables. He developed deep expertise in marketing and sales serving leading global companies.

The following Class III directors’ terms will continue until the 2028 Annual Meeting of Stockholders:

Tracy A. Embree
Class III
Independent Director
Age 52
Director since 2025
Committees
Board Governance
Compensation and Human Resources
Skills
Executive Leadership
Manufacturing/Distribution
Sustainability
ERM
Human Capital Management
Marketing/Sales
Strategic Planning/Oversight

Experience
•Retired; President, Otis Americas, a division of Otis Worldwide Corporation, the world’s leading elevator and escalator manufacturing, installation, and service company (2023 – 2025)
•Vice President and President, Distribution Business (2019 – 2023); Vice President and President, Components Business (2015 – 2019); Vice President and President, Turbo Technologies Business (2011 – 2015); and other leadership and strategy roles (2000 – 2002), Cummins Inc., a global power technology leader that designs, engineers, manufactures, distributes, and services engines and related technologies
•Various engineering roles at Colgate-Palmolive, an American multinational consumer products company (1995 – 1998)
Other Public Company Boards
•KLA Corporation, a supplier of industry-leading equipment and services that enable innovation throughout the electronics industry (November 2025 – present)
•Kirby Corporation, the nation’s largest domestic tank barge operator (February 2026 – present)
Other Professional Experience and Community Involvement
•Director, Louisiana-Pacific Corporation, a publicly traded provider of high-performance building solutions for builders, remodelers, and homeowners worldwide (2016 – 2025)
•Founding member, Extraordinary Women on Boards (EWOB)
Education
•B.S. in Chemical Engineering, Massachusetts Institute of Technology
•M.B.A., Harvard Business School
Key Qualifications
The Board selected Ms. Embree to serve as a director based upon her past leadership in complex manufacturing environments and proven track record of driving strategic growth, which aligns with our strategy at Lennox.

Alok Maskara
Class III
Director
Age 55
Director since 2022
Committees
Executive
Skills
Executive Leadership
Manufacturing/Distribution
ERM
Human Capital Management
Marketing/Sales
Cybersecurity
Innovation/Technology
Strategic Planning/Oversight

Experience
•President and Chief Executive Officer (2022 – present)
•Chief Executive Officer and Director, Luxfer Holdings PLC, a publicly traded international industrial company focused on advanced materials (2017 – 2022). He spearheaded the company’s transformation, led value-enhancing acquisitions and partnerships, and drove growth in profitability
•President, Global Business Units, Pentair PLC, a leading provider of water treatment and sustainable applications, including its former Technical Solutions segment with over $2 billion in revenue (2008 – 2017)
•General Manager, Residential & Commercial Water, General Electric, a high-tech industrial company (2004 – 2008), which included significant experience in Lean Manufacturing
•Engagement Manager, McKinsey & Company, a global management consulting firm (2000 – 2004), advising businesses on industrial turnarounds and driving growth through customer insights and segmentation
Other Public Company Boards
•Franklin Electric Co., Inc., a publicly traded global leader in the production and marketing of systems and components for the movement of water and automotive fuels (2021 – present)
Education
•B.Tech in Chemical Engineering, Indian Institute of Technology
•M.S. in Chemical Engineering, University of New Mexico
•M.B.A., Northwestern University Kellogg School of Management
Key Qualifications
Mr. Maskara has extensive experience in the areas of management, finance, accounting, manufacturing, and corporate governance. As CEO, he has a deep understanding of Lennox’s core businesses and end market dynamics. He also led Lennox through a complex regulatory transition while positioning the company for its next phase of growth and expansion. During 2025, Lennox delivered record margin results despite a challenging operating environment. Under Mr. Maskara’s leadership, Lennox has reinforced a culture of accountability and customer focus that supports durable performance and long-term value creation.

Sivasankaran Somasundaram
Class III
Independent Director
Age 60
Director since 2024
Committees
Audit
Board Governance
Skills
Executive Leadership
Manufacturing/Distribution
Sustainability
ERM
Human Capital Management
Innovation/Technology
Strategic Planning/Oversight

Experience
•Retired; Director, President & Chief Executive Officer, ChampionX (previously Apegy Corporation), a publicly traded global leader in chemistry solutions, artificial lift systems, and highly engineered equipment and technologies, and a spin-off of Dover Corporation (2018 – 2025)
•President and Chief Executive Officer, Energy Segment (2013 – 2018); Executive Vice President, Energy Segment (2012 – 2013); Executive Vice President, Dover Fluid Management (2010 – 2011); President, Fluid Solutions Platform (2008 – 2010); and other executive leadership roles (2004 - 2008), Dover Corporation, an American conglomerate manufacturer of industrial products
•Various global leadership roles at GL&V Inc., a global mining, industrial, pulp and paper technology solutions supplier (2002 – 2004)
•Various global leadership roles at Baker Hughes Inc., an energy products & technology company (1996 – 2002)
Other Public Company Boards
•Solstice Advanced Materials Inc., a publicly traded global specialty chemicals and advanced materials company with positions in refrigerants, semiconductor materials, protective fibers, and healthcare packaging (October 2025 – present)
Other Professional Experience and Community Involvement
•2024 ALLY Energy GRIT Lifetime Achievement Award recipient
•Member, National Petroleum Council, a federally chartered advisory committee (2023 – 2024)
•Director, Magellan Midstream Partners, L.P. a publicly traded energy pipeline operator (2022 – 2023)
•Named a “2022 Most Admired CEO” by the Houston Business Journal
•2022 recipient, Energy Workforce & Technology Council DEI Champion Award
Education
•B.S., Mechanical Engineering, Anna University
•M.S., Industrial Engineering, University of Oklahoma
Key Qualifications
Mr. Somasundaram brings a depth of business, executive leadership, transformative growth strategies, operational, talent development, mergers & acquisitions, and strategic development experience to the Board, including his service as President and Chief Executive Officer of Apegy Corporation starting in 2018 and through its transformational merger in 2020 when the company changed its name to ChampionX Corporation and four years as President and Chief Executive Officer of Dover Energy, a segment of Dover Corporation, a public company. With his strong executive leadership and his technical experience and degrees in both Industrial and Mechanical Engineering, he is uniquely positioned to assist the Board in assessing and managing the types of risks and opportunities faced by the Company. Mr. Somasundaram’s international experience also adds a valuable global perspective to the Board, having lived and worked in India, Germany, Singapore, and Australia.

Proposal 2 Advisory Vote to Approve the Compensation of Our Named Executive Officers
In accordance with Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”), we are asking our stockholders to vote to approve the compensation of our Company’s NEOs (the “Say-on-Pay vote”), as disclosed in this Proxy Statement. The Say-on-Pay vote is an advisory vote on the resolution below and is not binding. Although the vote is non-binding, the directors value stockholders’ opinions and will consider the voting results of this proposal when making future compensation decisions. Say-on-Pay advisory votes are currently conducted annually, and our next Say-on-Pay vote is expected to occur at our annual meeting of stockholders in 2027. Our next advisory vote on the frequency of Say-on-Pay votes is expected to take place at our annual meeting of stockholders in 2029.
As described more fully in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Company designed its market-competitive NEO compensation program to reward successful execution of its business strategy and achievement of desired business results, with a focus on creating alignment with the interests of our stockholders. The program seeks to achieve these goals on both an annual and long-term basis through an appropriate combination of base pay, annual incentives, and long-term incentives.
For our NEOs, the majority of compensation in a typical year is both stock-based and contingent on performance. The annual incentive payout is based on Company financial performance metrics of core net income, free cash flow, and revenue, and for NEOs who are business segment leaders, a combination of Company and business segment performance. Our long-term incentives generally include: (1) performance share units, which are designed to link compensation to the Company’s three-year financial performance as measured by return on invested capital and core net income growth; (2) stock appreciation rights, which are designed to incentivize NEOs to grow our business and deliver increased returns to our stockholders; and (3) restricted stock units, which are designed to support our retention efforts.
The Company also has several governance policies in place to align executive compensation with stockholder interests and mitigate risk. These policies include stock ownership guidelines; a prohibition on hedging and pledging of Company stock; clawback policies; and post-employment restrictive covenants. These policies are discussed in detail in the “Compensation Discussion and Analysis” section of this Proxy Statement.
In 2025, the Company strengthened its market position with enhanced product offerings and availability. Despite softer end markets and macroeconomic headwinds, Lennox delivered solid results. Most notably, the Company achieved full-year margins above 20% for the first time in its history. This meaningful milestone reflects the structural improvements made in the Company’s production capacity and operational efficiency. Highlights of our 2025 performance include the following:
•GAAP diluted earnings per share up 0.6% to $22.79, while adjusted diluted earnings per share was up 2% to $23.16;
•Segment profit up 2% to $1.1 billion and segment profit margin up 90 basis points to 20.4%;
•Three-year total stockholder return (“TSR”) of 109% and five-year TSR of 88%; and
•Quarterly dividends resulted in approximately $173 million paid to stockholders, and the Company used an additional $482 million to repurchase shares under our stock repurchase program.
Financial results, including those from prior periods, are described in more detail in our Form 10-K for the fiscal year ended December 31, 2025, which was filed with the Securities and Exchange Commission (“SEC”) on February 17, 2026 (the “Form 10-K”). For non-GAAP results, see reconciliation in Appendix A. All TSR calculations assume reinvestment of dividends.
We are asking stockholders to approve the following advisory resolution at the Annual Meeting:
RESOLVED, that the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion is hereby APPROVED.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE NEOS AS DISCLOSED IN THIS PROXY STATEMENT.

Proposal 3 Ratification of the Appointment of Ernst & Young LLP as Our Independent Registered Public Accounting Firm for the 2026 Fiscal Year
The Audit Committee has appointed Ernst & Young LLP (“EY”) to continue as our independent registered public accounting firm for the 2026 fiscal year. EY was selected as Lennox’s independent registered accounting firm in 2025, following a comprehensive, competitive Request for Proposal process. We are asking our stockholders to ratify the appointment of EY as our independent registered public accounting firm. If our stockholders do not ratify this appointment, the Audit Committee will consider the reasons for the rejection and whether it should select a different firm; however, it is not required to do so. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that a change would be in the best interests of the Company and our stockholders.
A representative of EY will be present at the Annual Meeting and will be available to respond to appropriate questions. The representative will also have an opportunity to make a statement at the Annual Meeting if he or she desires to do so.
THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF
ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2026 FISCAL YEAR.
Change in Certifying Accountant
On March 7, 2025, the Audit Committee approved the dismissal of KPMG LLP (“KPMG”). KPMG was notified of the dismissal on March 10, 2025.
KPMG’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2024 and 2023 did not contain any adverse opinion or disclaimer of opinion; nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.
During the fiscal years ended December 31, 2024 and 2023, and the subsequent interim period through March 10, 2025, there were: (i) no disagreements (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and KPMG on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference thereto in their reports; and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.
In accordance with Item 304(a)(3) of Regulation S-K, the Company provided KPMG with a copy of the disclosure in the three preceding paragraphs prior to filing a Current Report on Form 8-K containing such disclosure with the SEC on March 13, 2025, and requested that KPMG furnish the Company with a letter addressed to the SEC stating whether KPMG agreed with the statements made by the Company set forth above. A copy of KPMG’s letter, dated March 13, 2025, was attached as Exhibit 16.1 to the Current Report on Form 8-K filed on March 13, 2025.
On March 7, 2025, the Audit Committee approved the engagement of EY as the Company’s independent registered public accounting firm for the Company’s audit for the year ended December 31, 2025. EY was engaged effective March 12, 2025.
During the fiscal years ended December 31, 2024 and 2023 and the subsequent interim period through March 12, 2025, neither the Company nor anyone on its behalf has consulted with EY regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that EY concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Audit and Non-Audit Fees
The following table sets forth the fees for audit and other services rendered by our independent registered public accountants for each of the last two fiscal years (in thousands).

KPMG	2025	2024

Audit Fees (1)	$673	$3,266
Audit-Related Fees (2)	—	—
Tax Fees (3)	23	24
Other Fees (4)	—	10
Total	$696	$3,300

EY	2025	2024

Audit Fees (1)	$3,339	—
Audit-Related Fees (2)	12	—
Tax Fees (3)	37	—
Other Fees (4)	—	—
Total	$3,388	$—
(1)Represents fees billed for the audit of our financial statements included in the Form 10-K and review of financial statements included in our Quarterly Reports on Form 10-Q, the audit of our internal control over financial reporting, and for services that are provided in connection with statutory regulatory filings or engagements. KPMG fees for 2025 were related to audit transition services related to the 2024 fiscal year.
(2)Represents fees billed for assurance and consultative related services.
(3)Represents fees billed for tax compliance, including review of tax returns, tax advice, and tax planning.
(4)Represents fees billed for translation services for subsidiary financial statements.
Audit Committee Approval of Audit and Non-Audit Services
The Audit Committee is responsible for pre-approving all audit services provided by our independent registered public accountants. In addition, all non-audit services provided by our independent registered public accountants are pre-approved in accordance with our policy that prohibits our independent registered public accountants from providing services specifically prohibited by the SEC. For permissible non-audit services, the Audit Committee has delegated pre-approval authority to the Audit Committee Chair. In addition, the Audit Committee has approved annual maximum amounts for tax advisory and tax return services. No engagements are commenced until the Audit Committee Chair’s approval has been received. All approved services are reported to the full Audit Committee at each quarterly meeting. In accordance with the foregoing, all services provided by KPMG in 2024 and 2025 and by EY in 2025 were pre-approved by the Audit Committee.

Audit Committee Report
The Audit Committee maintains effective working relationships with the Board, management, the Company’s internal auditors, and the Company’s independent registered public accounting firms (the “Independent Accountants”). As set forth in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that our Company’s consolidated financial statements and disclosures are complete and accurate and in accordance with U.S. generally accepted accounting principles and applicable rules and regulations. The Independent Accountants are responsible for auditing the Company’s consolidated financial statements and expressing an opinion as to the conformity of these financial statements with U.S. generally accepted accounting principles and on the Company’s internal control over financial reporting.
The Audit Committee has (1) reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2025, with the Company’s management and the Independent Accountants; (2) discussed with the Independent Accountants the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; and (3) received the written disclosures and the letter from the Independent Accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the Independent Accountants’ communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the Independent Accountants their independence and considered the compatibility of non-audit services by the Independent Accountants to the Company with the Independent Accountants’ independence.
Members of the Audit Committee rely, without independent verification, on the information provided and on the representations made by management and the Independent Accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audits of the Company’s consolidated financial statements have been carried out in accordance with generally accepted auditing standards, that the consolidated financial statements are presented in accordance with U.S. generally accepted accounting principles or that the Company’s Independent Accountants are in fact “independent.”
Based upon the reviews and discussions described above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to in this report and in the Audit Committee Charter, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Submitted by the Audit Committee of the Board:

Sherry L. Buck (Chair) Sivasankaran Somasundaram Todd J. Teske Jon Vander Ark March 19, 2026

Corporate Governance
Director Independence
Our Corporate Governance Guidelines require that a majority of our directors be “independent,” and that the Compensation and Human Resources, Board Governance, and Audit Committees consist exclusively of independent directors as defined under the New York Stock Exchange ("NYSE") listing standards, the Exchange Act, and any other applicable laws or regulations regarding independence. No director qualifies as “independent” unless the Board affirmatively determines that the director has no material relationship with the Company.
Applying these standards, the Board has determined that all of our Board members are independent, except Alok Maskara, our CEO. All of the members of the Board’s Compensation and Human Resources, Board Governance, and Audit Committees are independent directors.
In making its determination as to the independence of our directors, the Board Governance Committee and the Board considered that Mr. Vander Ark serves as the CEO of Republic Services, Inc., which provides waste management services to the Company in the ordinary course of business. The Board affirmatively determined that Mr. Vander Ark does not have a material relationship with the Company despite these facts.
Leadership Structure
Mr. Teske serves as independent Chair of the Board. As independent Chair, Mr. Teske, among other things, presided at all meetings of the Board, including executive sessions of the independent directors, served as liaison between the CEO and the independent directors, assisted in planning agendas for Board meetings, and advised on the presentation of information provided to the Board.
Board Refreshment and Nomination Process
The Board is responsible for nominating candidates for Board membership. The Board has delegated the director screening and recruitment process to the Board Governance Committee. In this capacity, the Board Governance Committee develops and periodically reviews the qualification criteria for Board membership, identifies new director candidates, and makes recommendations to the Board regarding the appropriate size of the Board and appointment of members to the Board’s committees. The Board Governance Committee typically retains a third-party search firm to assist in identifying and evaluating potential new director candidates. We strive to maintain a well-rounded Board with a diversity of experience, functional expertise, and industry knowledge. Required qualifications for Board membership vary according to the particular areas of expertise, experience, and skills being sought to complement the existing Board composition at the time of any vacancy.
As part of our robust Board refreshment and succession planning process, we welcomed a new director with impressive leadership experience in 2025: Tracy A. Embree, former President of Otis Americas, who brings extensive experience in industrial strategy, emerging technologies, and sustainable solutions, combined with her operational expertise. The identification and evaluation process described above was followed with respect to Ms. Embree. We have already seen Ms. Embree add value in the boardroom and look forward to benefiting from her contributions going forward.
In 2025, we also realigned committee assignments and elected new Chairs to our Audit and Board Governance Committees, additions that we believe add new insights and perspective to our committees. In each instance, the new committee Chair spent time serving as a committee member to ensure a smooth transition.

Key Attributes
The Board Governance Committee considers the following factors in evaluating candidates, in addition to other factors it deems relevant:

Personal Characteristics	•leadership •integrity •interpersonal skills and effectiveness •accountability •high performance standards
Business Attributes
•high levels of leadership experience in business
•substantial knowledge of issues faced by publicly traded companies
•experience in positions demonstrating expertise, including on other boards of directors
•financial acumen
•industry and Company knowledge
•diversity of viewpoints
•experience in international markets and strategic planning

Independence	•compliance with the standards contained in the NYSE listing standards, the Exchange Act, and any other applicable laws or regulations regarding independence
Professional Responsibilities
•willingness to commit the time required to fully discharge his or her responsibilities
•commitment to attend meetings
•ability and willingness to represent the stockholders’ long- and short-term interests
•awareness of our responsibilities to our customers, employees, suppliers, regulatory bodies, and the communities in which we operate
•willingness to advance his or her opinions

Governance Responsibility	•ability to understand, and distinguish between, the roles of governance and management
Availability and Commitment	•availability based on the number of commitments to other entities existing or contemplated by the candidate
Our Corporate Governance Guidelines specifically state that when nominating new directors, the Board will seek the best qualified candidates to achieve a high performing Board, including a diversity of professional experience, race, ethnicity, gender, age, and cultural background. For additional information, please see the Company’s Corporate Governance Guidelines. In addition, the Board considers a variety of viewpoints in determining the qualifications desired for any new Board member. Finally, we believe that diversity with respect to tenure is important to benefit from both fresh perspectives and deep experience and knowledge of our Company and our business. Therefore, we aim to maintain an appropriate balance of tenure among our directors.
We regularly assess whether our Board maintains the right balance of skills, experience, and acumen required for exceptional leadership. This year, our Board continues to bring a diverse set of backgrounds, skills, and experiences to Lennox that are essential to collaborating with management and driving our strategy forward.
When a vacancy occurs on the Board, a majority of the directors then in office may fill the vacancy or the size of the Board may be reduced. The Board Governance Committee considers nominees for election to the Board recommended by stockholders in the same manner as other candidates.

Stockholder Nominations for Director
A stockholder wishing to nominate a candidate for election to the Board at a meeting of the stockholders (“Nominating Stockholder”) is required to give written notice to our Corporate Secretary of his or her intention to make a nomination in accordance with the terms of our Bylaws. The Nominating Stockholder must be a holder of record of stock of the Company entitled to vote at the annual meeting of stockholders and must appear at the annual meeting of stockholders to nominate such person. The Nominating Stockholder must include a written consent from its proposed director nominee. The proposed director nominee must also represent and agree that he or she (1) has not and will not give any assurance or commitment not disclosed to the Company on how he or she would vote on any issue or question, (2) has not and will not become party to any agreement not disclosed to the Company regarding direct or indirect compensation (other than from the Company) for his or her service as a director, and (3) if elected, will comply with all applicable policies and guidelines of the Company. We must receive the notice of nomination at least 60 days but no more than 90 days prior to the annual meeting of stockholders. However, if we give less than 70 days’ notice of the date of the annual meeting of stockholders, the notice of nomination must be received within 10 days following the date on which notice of the date of the annual meeting of stockholders was mailed or such public disclosure was made to our stockholders.
Pursuant to our Bylaws, the notice for the proposed director nominee must contain certain information about the nominee, the Nominating Stockholder, and any person “acting in concert” with the Nominating Stockholder, including descriptions of any arrangements or understanding related to the nomination, the information that would be required if such person was making a stockholder proposal (as described under “Other Information – Stockholder Proposals for the 2027 Annual Meeting of Stockholders”), and other information sufficient to allow the Board Governance Committee to determine if the candidate meets our qualification criteria for Board membership. The Board Governance Committee may require the proposed director nominee to furnish additional information in order to determine that person’s eligibility to serve as a director. A nomination that does not comply with the above procedure will be disregarded. Nominating Stockholders whose nominations comply with the foregoing procedure and who meet the criteria described above under the heading “Board Refreshment and Nomination Process” and in our Corporate Governance Guidelines, will be evaluated by the Board Governance Committee in the same manner as the Board Governance Committee’s nominees.
In addition to satisfying the requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than 60 calendar days prior to the first anniversary date of this year’s Annual Meeting. Accordingly, for the 2027 Annual Meeting of Stockholders, we must receive such notice no later than March 22, 2027. If the date of the 2027 Annual Meeting of Stockholders is changed by more than 30 calendar days from the anniversary of the Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2027 Annual Meeting of Stockholders or the 10th calendar day following the day on which public announcement of the date of the 2027 Annual Meeting of Stockholders is first made.
Communications with Directors
Stockholders and all other interested parties may send written communications to the Board by email to investor@lennox.com, or by regular mail to 2140 Lake Park Blvd., Richardson, Texas 75080, Attention: Board of Directors, c/o Corporate Secretary.
Communications received by the Corporate Secretary will be delivered to one or more members of the Board or management, as determined by the Corporate Secretary. Any allegations of accounting, internal controls, or auditing-related complaints or concerns will be directed to the Chair of the Audit Committee.
Board & Committee Meetings
The Board met nine times in 2025. All directors attended more than 75% of the total number of all meetings of the Board and committees of the Board on which they served. Our Corporate Governance Guidelines include a policy that Board members are expected to attend the Annual Meeting. All of the individuals serving as directors at the time of our 2025 Annual Meeting of Stockholders attended our 2025 Annual Meeting of Stockholders, and we expect all current directors to attend the 2026 Annual Meeting.
Executive Session Meetings
The non-management directors of our Board, all of whom are independent, meet regularly in executive session without the presence of management. In 2025, the independent Chair of the Board chaired the executive session meetings of our independent directors.

Committee Meetings
•The standing committees of the Board are as follows: Audit, Board Governance, Compensation and Human Resources, and Executive.
•The Board has adopted charters for each of these committees, copies of which are available on our website at www.lennox.com by following the links “Investors — Corporate Governance — Documents & Charters.”
•Each of the Audit, Board Governance, and Compensation and Human Resources Committees is led by a different independent director and all committee members are independent directors.
•The Executive Committee is led by the independent Chair of the Board and its members are the CEO and each committee Chair.
•Each standing committee has the authority to retain independent advisors to assist in the fulfillment of its responsibilities, to approve the fees paid to those advisors, and to terminate their engagements.

AUDIT COMMITTEE

Committee Chair:	Responsibilities:
Sherry L. Buck	The Audit Committee assists the Board in fulfilling its oversight responsibilities relating to the integrity of our financial statements and related systems of internal controls, our compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications, independence and performance, and the performance of our internal audit function. The Audit Committee also has the direct responsibility for the appointment, compensation, retention, and oversight of our Independent Accountants.
Other Committee Members:
Sivasankaran Somasundaram
Todd J. Teske
Jon Vander Ark	About the Members:
•All members are independent & financially literate in accordance with NYSE requirements
Meetings Held in 2025:	•Ms. Buck, Mr. Teske, and Mr. Vander Ark are audit committee financial experts as defined by the SEC
9	•None of the members serve on the audit committees of more than three public companies

BOARD GOVERNANCE COMMITTEE

Committee Chair:	Responsibilities:
Karen H. Quintos	The Board Governance Committee assists the Board by identifying individuals qualified to become Board members, developing qualification criteria for Board membership, making recommendations to the Board regarding the appropriate size of the Board and appointment of members to the Board’s committees, developing and recommending to the Board any changes to the Corporate Governance Guidelines, and overseeing the evaluation of our Board and each of the Board’s committees. The Board Governance Committee also conducts an individual peer review for any directors who are scheduled to be re-nominated.
Other Committee Members:
Tracy A. Embree
John W. Norris, III
Sivasankaran Somasundaram

Meetings Held in 2025:	About the Members:
5	•All members are independent

COMPENSATION & HUMAN RESOURCES COMMITTEE

Committee Chair:	Responsibilities:
Shane D. Wall
The Compensation and Human Resources Committee determines the compensation philosophy and oversees the compensation programs for the Company’s executive officers and the non-employee members of the Board. The Committee’s responsibilities include oversight of the short- and long-term incentive plans and senior management succession plans. The Committee also reviews the funding requirements and investment policies for the defined benefit and defined contribution retirement plans, and the performance of investment funds, investment advisors, and investment managers under those plans. The Committee may delegate its responsibilities to a subcommittee comprised of Committee members.
Although the Committee seeks input from the CEO on various elements of executive compensation, the Committee determines and approves the final compensation elements and amounts to be provided to the Company’s NEOs. The independent members of the Board (rather than the Committee) have direct responsibility for approving CEO and Board compensation; however, the Committee reviews and recommends proposed changes to CEO and Board compensation to the independent members of the Board for approval. See “Executive Compensation — Compensation Discussion and Analysis” for information concerning the Committee’s philosophy and objectives in overseeing executive compensation.

Other Committee Members:
Tracy A. Embree
John W. Norris, III
Jon Vander Ark

Meetings Held in 2025:
5

Independent Compensation Consultant:
Meridian Compensation Partners, LLC
About the Members:
•All members are independent as defined for compensation committee members by NYSE
•All members are “non-employee directors” under Section 16b-3 of the Exchange Act

EXECUTIVE COMMITTEE

Committee Chair:	Responsibilities:
Todd J. Teske	The Executive Committee aids the Board in handling any matters that arise between Board meetings and, in the opinion of the Chair of the Board, should not be postponed until the next scheduled meeting of the Board.
Other Committee Members:
Alok Maskara
Sherry L. Buck
Karen H. Quintos
Shane D. Wall

Meetings Held in 2025:
0
Risk Management
While the Board oversees the Company’s risk management, our management is responsible for the development, implementation, and maintenance of our risk management processes. Management provides periodic reports to the Board and Board committees on its assessment of strategic, operational, legal and compliance, information security, and financial reporting risks to the Company. The Board and Board committees, as appropriate, review and consider the management reports provided on the Company’s enterprise risk and risk management strategy.
In 2025, our Enterprise Risk Management program, identifying and addressing risk, was presented to the full Board. The Audit Committee oversees the guidelines and policies that govern the Company’s processes to assess and manage significant enterprise risk exposure.

Other Corporate Governance Policies and Practices
Code of Business Conduct
The Company has adopted a Code of Ethics (which we call our Code of Business Conduct) that applies to all its directors and employees, including its senior financial and principal executive officers. The Code of Business Conduct covers a variety of matters, such as acting with integrity and compliance with laws, including anti-corruption laws. Amendments to and waivers, if any, of the Code of Business Conduct as it pertains to the principal executive officer, principal financial officer, and principal accounting officer, if any, will be disclosed on our website. The Code of Business Conduct is available on the Company’s website at www.lennox.com by following the links “Investors — Corporate Governance — Documents & Charters.”
Corporate Governance Guidelines
The Company has adopted Corporate Governance Guidelines that are available on the Company’s website at www.lennox.com by following the links “Investors — Corporate Governance — Corporate Governance Guidelines.”
Insider Trading Policy
The Company has adopted an insider trading policy governing the purchase, sale, and other dispositions of the Company’s securities that applies to all Lennox personnel, including directors, officers, employees, and other covered persons. The insider trading policy also applies to transactions by the Company in its own securities. We believe our insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to Lennox. A copy of the Company’s insider trading policy was filed as Exhibit 19.1 to the Form 10-K and is also available on the Company’s website at www.lennox.com by following the links “Investors — Corporate Governance — Documents & Charters.”
Whistleblower Procedures
The Audit Committee has established procedures for the handling of complaints regarding accounting, internal accounting controls, or auditing matters, including procedures for confidential and anonymous submission by our employees of concerns regarding such matters. The Company’s Code of Business Conduct prohibits retaliation against employees who report violations or suspected violations of the Code of Business Conduct.

Director Compensation
Our non-employee director compensation program uses a combination of cash and equity awards to provide market-competitive compensation to members of our Board.
Each year, the Compensation and Human Resources Committee (the “Committee”) reviews benchmark data from our Compensation Peer Group and other general industry surveys to assess the competitiveness of our director compensation program. If the Committee believes changes are warranted to the Board compensation program, the Committee recommends the proposed changes to the independent members of the Board for approval. As a result of this review for purposes of the 2025 program, the Committee recommended, and the independent members of the Board approved, a $5,000 increase in the value of the annual stock grant (from $150,000 to $155,000).
2025 Annual Compensation
In 2025, we provided the following compensation to our non-employee directors; cash retainers shown in the table below are paid in quarterly installments to members of our Board.

Board Retainer for Each Director	Board Leadership Retainers		Equity Award for Each Director

$105,000 payable quarterly in cash with the option to receive a portion in Company common stock.	•Chair of the Board •Audit Chair •Compensation and Human Resources Chair •Board Governance Chair	$ 150,000 $ 25,000 $ 20,000 $ 20,000	$155,000 annual stock grant
Equity Awards
Non-employee directors receive 100% of their equity award in the form of common stock under the 2019 Equity and Incentive Compensation Plan. In 2025, each non-employee director continuing in service following the Annual Meeting received approximately $155,000 in common stock on the date of the Annual Meeting.
Perquisites and Other Compensation
We allow our non-employee directors to participate in our employee rebate program, which provides rebates on eligible residential heating and air conditioning equipment, accessories, and supplies. We also reimburse all non-employee directors for their reasonable expenses incurred in connection with attendance at Board or Board committee meetings.
Stock Ownership Guidelines
Pursuant to our director stock ownership guidelines, each non-employee director is required to own shares of our common stock having a value of at least five times their annual retainer within five years after their first election to the Board. Directors must retain their shares until they have met their ownership requirement. Unvested restricted stock units (“RSUs”) and shares of common stock owned count towards this requirement.
As of December 31, 2025, all non-employee directors elected prior to 2024 were in compliance with these stock ownership guidelines. While Sivasankaran Somasundaram, Jon Vander Ark, and Tracy Embree do not yet meet the 5X ownership requirement, Messrs. Somasundaram and Vander Ark were elected to the Board in 2024 and have until 2029 to meet the ownership requirement, and Ms. Embree was elected to the Board in 2025 and has until 2030 to meet the ownership requirement.

2025 Director Compensation Table
The following table provides information regarding compensation earned in 2025 by each non-employee director who served as a non-employee director during 2025.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)

Sherry L. Buck	123,750	155,142	278,892
Janet K. Cooper	57,500	230,597	288,097
Tracy A. Embree	78,750	—	78,750
John W. Norris, III	105,000	155,142	260,142
Karen H. Quintos	120,000	155,142	275,142
Sivasankaran Somasundaram	105,000	155,142	260,142
Gregory T. Swienton	58,750	230,597	289,347
Todd J. Teske	255,000	155,142	410,142
Jon Vander Ark	105,000	155,142	260,142
Shane D. Wall	125,000	155,142	280,142
(1)In 2025, Mr. Somasundaram received $78,114 of his fees in stock (141 shares) and $26,886 in cash. All other non-employee directors elected to receive their retainer in cash.
(2)For Ms. Cooper and Mr. Swienton, the amount represents the incremental fair value associated with the vesting of outstanding RSUs upon their separation from the Board on May 22, 2025. For the other non-employee directors, the amounts shown represent the grant date fair value for common stock granted under the 2019 Equity and Incentive Compensation Plan, in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718, as follows:

	Grant Date	Common Stock Granted in 2025 (#)	Grant Date Fair Value Per Share ($)(a)	Grant Date Fair Value ($)

Each Non-Employee Director (other than Ms. Cooper and Mr. Swienton)	May 22, 2025	270	574.60	155,142
(a) $574.60 is the closing NYSE trading price of our common stock on the date of grant.
None of the non-employee directors have unvested RSUs or Stock Appreciation Rights (“SARs”) outstanding at fiscal year end.

Executive Officers
Our current executive officers, their present positions, and their ages are as follows as of April 8, 2026:

Alok Maskara	55	Chief Executive Officer

•Chief Executive Officer (2022 - present) •Chief Executive Officer, Luxfer Holdings PLC (2017 - 2022) •Director, Franklin Electric Co., Inc. (2021 - present)

Michael P. Quenzer	48	Executive Vice President, Chief Financial Officer

•Executive Vice President and Chief Financial Officer (2024 - present)
•Vice President, Financial Planning & Analysis and Investor Relations (2023)
•Chief Financial Officer, Commercial segment (2016 - 2022)

Prakash Bedapudi	59	Executive Vice President, Chief Technology Officer

•Executive Vice President, Chief Technology Officer (2008 - present)

Monica M. Brown	53	Executive Vice President, Chief Legal Officer and Secretary

•Executive Vice President, Chief Legal Officer and Secretary (January 2025 - present)
•Vice President, Deputy General Counsel, and Assistant Secretary (2023 - 2024)
•Assistant General Counsel, Securities and Assistant Secretary (2021 - 2023)
•Assistant General Counsel, Worldwide Refrigeration (2016 - 2021)

Chris A. Kosel	59	Vice President, Chief Accounting Officer and Controller

•Vice President, Chief Accounting Officer and Controller (2017 - present)

Sarah R. Martin	52	Executive Vice President & President, Home Comfort Solutions

•Executive Vice President & President, Home Comfort Solutions (April 2025 - present)
•President, Honeywell Sensing & Safety Technologies (2022 - 2025)
•President, Honeywell Advanced Sensing Technologies (2018 - 2022)

Joseph S. Nassab	59	Executive Vice President & President, Building Climate Solutions

•Executive Vice President & President, Building Climate Solutions (2022 - present) •Vice President and General Manager, Allied Air (2010 - 2022)

Daniel M. Sessa	61	Executive Vice President, Chief Human Resources Officer

•Executive Vice President, Chief Human Resources Officer (2007 - present)

Executive Compensation
Compensation Discussion and Analysis
2025 CD&A At-A-Glance
This Compensation Discussion and Analysis (“CD&A”) reviews the philosophy, objectives, and elements of our executive compensation program, and describes the 2025 compensation of our NEOs. It also describes the process followed by the Committee for making pay decisions, as well as its rationale for specific pay decisions for 2025 executive compensation.
At our 2025 Annual Meeting of Stockholders, the advisory vote to approve the compensation of the Company’s NEOs received the approval of approximately 93% of the stockholders voting for or against this proposal. The Committee considered this vote to represent strong overall support for our NEO compensation program, and it did not make any changes to our executive compensation policies or practices that were significantly driven by the results of the vote.
2025 NEOs

NEO	Title

Alok Maskara	President and Chief Executive Officer
Michael P. Quenzer	Executive Vice President, Chief Financial Officer
Sarah R. Martin	Executive Vice President and President, Home Comfort Solutions
Joseph F. Nassab	Executive Vice President and President, Building Climate Solutions
Daniel M. Sessa	Executive Vice President, Chief Human Resources Officer
Leadership Transitions
Gary Bedard, Executive Vice President and President of Home Comfort Solutions, retired from the Company on April 30, 2025, after 26 years of dedicated service. On April 28, 2025, Sarah Martin was appointed as Executive Vice President and President of Home Comfort Solutions. Ms. Martin previously served in senior leadership roles with Honeywell International Inc.
The Company provided Ms. Martin with a one-time sign-on award intended to generally replicate the amount and timing of the annual and long-term incentive compensation forfeited from her prior employer. This award consisted of:
•RSUs with a grant date value of $875,000, with one-half of the RSUs vesting 18 months after Ms. Martin’s commencement of employment and the remaining one-half of the RSUs vesting 36 months after Ms. Martin’s commencement of employment. Pursuant to the Company’s stock ownership guidelines, Ms. Martin must hold these shares when distributed at least until she has met the stock ownership requirement of three times base salary;
•Performance share units (“PSUs”) with a grant date value of $375,000, which will vest on December 31, 2027, based on performance against the core net income growth and return on invested capital performance goals; and
•A cash payment of $500,000, subject to a three-year clawback for voluntary departure or termination for cause.
The Committee determined that this make-whole award was reasonable and necessary to attract an executive of Ms. Martin’s caliber.
Executive Summary
The Company’s executive compensation program is designed to attract, retain, and motivate leadership talent, align with short- and long-term business goals, maintain market competitiveness, and increase stockholder value by maintaining a strong alignment between pay and performance.

Highlights of our 2025 financial performance and the linkage between executive compensation and financial performance are set forth below.
Financial Highlights
In 2025, the Company strengthened its market position with enhanced product offerings and availability. Despite softer end markets and macroeconomic headwinds, Lennox delivered solid results. Most notably, the Company achieved full-year margins above 20% for the first time in its history. This meaningful milestone reflects the structural improvements made in the Company’s production capacity and operational efficiency. Highlights of our 2025 performance include the following:
•GAAP diluted earnings per share up 0.6% to $22.79, while adjusted diluted earnings per share was up 2% to $23.16;
•Segment profit up 2% to $1.1 billion and segment profit margin up 90 basis points to 20.4%;
•Three-year TSR of 109% and five-year TSR of 88%; and
•Quarterly dividends resulted in approximately $173 million paid to stockholders, and the Company used an additional $482 million to repurchase shares under our stock repurchase program.
Financial results, including those from prior periods, are described in more detail in our Form 10-K. For non-GAAP results, see reconciliation in Appendix A. All TSR calculations assume reinvestment of dividends.
Compensation Highlights
The Committee believes that the design of the Company’s executive compensation program provides a direct link between Company performance and the compensation to our NEOs. Our executive compensation program has three primary elements: base salary, short-term incentives (as part of our Short-Term Incentive (“STI”) Program), and long-term equity incentives (as part of our Long-Term Incentive (“LTI”) Program). Each of these compensation elements serves a specific purpose in our compensation strategy. Base salary is an essential component to any market-competitive executive compensation program. Short-term incentives reward the achievement of annual goals, while long-term incentives drive our NEOs to focus on continuous stockholder value creation.
•Base salaries: NEOs’ base salaries are adjusted annually, effective April 1. The average increase in 2025 for Messrs. Maskara, Nassab, and Sessa was 4.2% with a range of 3.0% to 5.3%. Mr. Quenzer’s increase of 18.2% is due to the multi-year strategy to attain median compensation levels for the CFO position. Ms. Martin was hired in April of 2025 and did not receive an increase.
•STI Program: STI amounts are determined by Company performance against the earnings, cash flow, and revenue goals, as approved by the Committee. Once the Company’s performance against goals is determined, 25% of that amount may be modified from 0% to 225% based on each NEO’s individual performance, with total payout capped at 225%. When determining whether to modify an NEO’s calculated STI amount, the Committee considered each NEO’s performance against specific financial, operational, and strategic objectives, as well as each NEO’s contribution to our sustainability commitment for the benefit of our stakeholders. The Company’s sustainability goals include reducing the environmental impact of our products and operations, reducing the number of safety incidents in our operations, and enhancing the inclusiveness of our workforce. For more information on the Company’s sustainability performance, see www.lennox.com/sustainability.
For 2025, Company performance against the STI earnings goal came in around target while cash flow and revenue fell below target, resulting in an STI payout of approximately 90% of target for Messrs. Maskara, Quenzer, and Sessa. Ms. Martin’s STI payout of 80% was a result of Home Comfort Solutions segment performance falling below target and blended with consolidated Company performance. Mr. Nassab’s STI payout of 89% was a result of Business Climate Solutions segment performance falling below target and blended with consolidated Company performance. The STI payout for all NEOs was calculated based on Company performance against pre-established goals. The Committee did not apply any discretion to adjust for tariffs or any other unexpected headwinds.
•LTI Program: NEOs receive 50% of their annual LTI grant in the form of performance-based restricted stock units, which vest after three years. In 2025, the NEOs earned approximately 196% of their target PSUs granted in December 2022 based on core net income and ROIC performance over the 2023-2025 three-year period. The three-year TSR over this time frame was 109%.

Positive Governance Practices
The Committee assesses trends and developments in executive compensation practices and implements those that best fit with the Company’s business strategy and our stockholders’ long-term interests. Below are some of the practices we have incorporated into our executive compensation program:

What We Do		What We Don’t Do

☑	Median compensation philosophy	☒	No excise tax gross-ups

☑	Pay-for-performance linkage	☒	No hedging of Company stock

☑	Long-term balance in compensation structure	☒	No pledging of Company stock

☑	Use of independent compensation consultant	☒	No dividends on equity awards in annual grant

☑	Annual risk assessment	☒	No repricing of stock appreciation rights or options

☑	Change in control double-trigger for severance and equity vesting	☒	No cash buyouts of underwater stock appreciation rights or options

☑	Clawback policies and provisions	☒	No significant annual perquisites

☑	Non-Competition / Non-Solicitation restrictions

☑	Annual review of share utilization

☑	Regular market assessment of our peer group

☑	Rigorous stock ownership guidelines

☑	Minimum vesting requirement of at least one year for 95% or more of equity incentive plan awards
What Guides Our Program
Pay-for-Performance
We maintain a pay-for-performance philosophy designed to reward successful execution of our business strategy and achievement of desired business results, with a focus on aligning compensation with stockholders’ interests. When our financial results exceed performance goals, monetary rewards to our NEOs generally pay out at higher levels. When our financial results fall below performance goals, monetary awards to our NEOs generally pay out at lower levels or not at all.
Recent payouts under our STI and LTI Programs demonstrate the alignment between Company performance and payments made to our NEOs. In 2025, the Company’s achievement at target for the core net income goals and falling below target for cash flow and revenue resulted in below target level payouts under our annual STI Program for all NEOs.
Under our LTI Program, weighted average return on invested capital of 47.0% for the 2023-2025 performance period exceeded the maximum payout goal for that metric, while the Company core net income compound annual growth rate of 17.2% for that same period fell just below the maximum payout goal for that metric. As a result, our NEOs received a PSU payout of approximately 196% for the 2023-2025 performance period under our LTI Program, consistent with our pay-for-performance approach and results-oriented compensation. The three-year TSR over this time frame was 109%.

The two charts below illustrate that three-year Lennox CEO target total direct compensation (“TDC”) was below median of the peer group and Lennox substantially outperformed the peer group on three-year TSR and certain other relevant financial measures.

3-Year TSR Performance vs. 3-Year Target TDC
For Lennox and Compensation Peer Group
TSR Performance - %ile Rank
3-Year Target TDC - %ile Rank
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
0%
10%
20%
30%
40%
50%
60%
70%
80%
90%
100%
PNR
FLS
AYI
Lennox
HUBB
SNA
ROK
DOV
MAS
OC
XYL
TKR
AOS
RRX
FBIN
IEX
Performed Better →
Performed Worse →
← Lower Pay
Higher Pay →

Three-Year Relative Pay-for-Performance
Lennox vs. Compensation Peer Group
Highest
75th
50th
25th
Lowest
Percentile
29th
73rd
84th
Highest
83rd
CEO TDC
Revenue Growth
Op. Inc. Growth
ROIC
TSR
Lennox CEO Pay
Lennox Performance

Key Strategic Objectives
The strategic objectives of our executive compensation program are to:
•attract, retain, and motivate top executive talent;
•align compensation with the achievement of short-term and long-term business goals;
•maintain a market-competitive executive compensation program; and
•drive increased stockholder value by maintaining a strong alignment between pay and performance.
The following table lists each element of executive compensation and how the Committee believes it correlates to our compensation philosophy and key objectives:

Executive Compensation Elements	Attract Top Talent	Retain & Motivate Top Talent	Achieve Short- Term Goals	Achieve Long- Term Goals	Maintain Market Competitiveness	Pay for Performance

Base Salary	✓	✓			✓
Short-Term Incentive Program	✓	✓	✓		✓	✓
Long-Term Incentive Program:
Performance Share Units	✓	✓		✓	✓	✓
Restricted Stock Units	✓	✓			✓
Stock Appreciation Rights	✓	✓	✓	✓	✓	✓
Perquisites	✓				✓
Benefit Programs	✓	✓			✓
Pay Positioning and Compensation Mix
For 2025, the Committee targeted all elements of compensation for the Company’s NEOs at the 50th percentile of the market and granted a majority of the NEOs’ total target compensation in the form of incentive compensation. The following chart shows the 2025 average total target direct compensation mix for the CEO and NEOs.
CEO & NEOs – Target Compensation Mix

The Decision-Making Process
Role of the Compensation and Human Resources Committee
The Committee establishes and administers our executive compensation program, practices, and policies. The Committee receives input from management and its independent compensation consultant and considers competitive practices, our business objectives, stockholder interests, regulatory requirements, and other relevant factors to develop our executive compensation program in an effort to most effectively drive the achievement of the Company’s business objectives.
Role of Senior Management
The Committee obtains input from management and the Committee’s independent consultant when making NEO compensation decisions. The CEO makes recommendations to the Committee with respect to all elements of compensation for each NEO, excluding himself. The CEO’s recommendations on NEO pay are developed in consultation with the Chief Human Resources Officer and the Committee’s independent compensation consultant and are considered with market data. The Committee determines and approves the final compensation elements and amounts to be provided to the NEOs.
The Committee reviews and recommends proposed changes to CEO compensation to the independent members of the Board for approval. All independent members of the Board (rather than just the Committee) have responsibility for approving CEO compensation.
Role of the Independent Compensation Consultant
In 2025, the Committee engaged Meridian Compensation Partners (“Meridian”) to provide analysis, advice, and recommendations on executive compensation to the Committee. At the Committee’s request, Meridian performed the following services in 2025:
•provided and analyzed data for all elements of CEO compensation;
•reviewed and opined on compensation for newly hired and promoted senior executives;
•reviewed and opined on our executive compensation philosophy;
•reviewed and opined on our Compensation Peer Group;
•provided and analyzed data for various elements of executive compensation;
•reviewed and opined on our executive and Board compensation programs, including NEO and Board target compensation;
•presented executive compensation trends and regulatory updates to the Committee; and
•provided input and perspective on various technical matters pertaining to executive compensation.
The Committee conducted an independence assessment of Meridian in accordance with SEC rules. Based on this review, we are not aware of any conflict of interest raised by the work performed by the consultant that would prevent Meridian from serving as independent consultants to the Committee. Meridian reported directly to the Committee and did not provide any additional services to the Company or its management.

Market Competitive Compensation
To maintain a market-competitive program, the Committee uses benchmarking data when establishing executive compensation. Benchmarking against a representative peer group assists the Committee in assessing the competitiveness of our executive compensation program.
For the purposes of setting 2025 compensation, our Company’s compensation peer group, as reviewed and approved by the Committee, included the following 15 companies (the “Compensation Peer Group”):

•A. O. Smith Corporation (AOS)	•Hubbell Incorporated (HUBB)	•Regal Rexnord Corporation (RRX)
•Acuity Inc. (AYI)	•IDEX Corporation (IEX)	•Rockwell Automation, Inc. (ROK)
•Dover Corporation (DOV)	•Masco Corporation (MAS)	•Snap-On Incorporated (SNA)
•Flowserve Corporation (FLS)	•Owens Corning (OC)	•The Timken Company (TKR)
•Fortune Brands Innovations, Inc. (FBIN)	•Pentair plc (PNR)	•Xylem Inc. (XYL)
The Committee selected the Compensation Peer Group using the following criteria:
•industry – building products, electrical components/equipment, and industrial machinery;
•revenues of approximately 0.5 to 2.0 times our revenues;
•business and product mix similar to ours; and
•similar geographic presence and operations.
In 2025, the Committee analyzed the Compensation Peer Group on the criteria above and made no adjustments. Lennox revenues are at the 50th percentile of the peer group and market capitalization is at the 64th percentile, as of December 31, 2025.
In addition to comparing our NEO compensation to the compensation of our Compensation Peer Group, the Committee also references published compensation data and other studies of compensation trends and market practices (these data and practices, including our Compensation Peer Group, are collectively referred to as the “Market”).
Beyond traditional Market analysis, the Committee also utilizes various other compensation analyses to assist with its decision-making process. Below are examples of information the Committee reviews and considers, as appropriate, when making compensation decisions:
•“all in” compensation summaries and pay histories for the CEO and other executive officers;
•CEO realized pay analysis;
•CEO pay versus performance analysis;
•dilution and share utilization analysis, projections, and benchmarking;
•equity compensation expense analysis;
•short-term and long-term incentive design, metrics, and award type; and
•short-term and long-term incentive plan performance results.

Components and Analysis of 2025 Executive Compensation
Base Salary
In establishing each NEO’s annual base salary, the Committee considered Market data, each individual’s experience and responsibilities, our annual merit budget for all employees, achievement of performance objectives, internal equity, and recommendations provided by the CEO for his direct reports.
The following table provides detail regarding base salaries for each NEO:

Name	Base Salary as of January 1, 2025 ($)	Increase Effective April 1, 2025 (%)	Base Salary as of April 1, 2025(1) ($)	Base Salary Earned in 2025 ($)

Alok Maskara	1,150,000	3.0	1,185,000	1,176,250
Michael P. Quenzer	550,000	18.2	650,000	625,000
Sarah R. Martin (2)				406,818
Joseph F. Nassab	570,000	5.3	600,000	592,500
Daniel M. Sessa	590,000	4.2	615,000	608,750
(1)Base salary remained the same at December 31, 2025, for all NEOs, with the exception of Ms. Martin who was hired after April 1, 2025.
(2)Ms. Martin was hired on April 28, 2025, with an annual base salary of $600,000.
In setting NEO base salaries, the Committee uses the 50th percentile of the market as a guideline and may adjust the base salaries based on a number of factors, which may include merit increases, the executive’s unique job responsibilities, management experience, individual contributions, number of years in his or her position, and market position of current salary.
Short-Term Incentive Program
Our STI Program, as established under the Lennox International Inc. 2019 Equity and Incentive Compensation Plan, is an annual cash-based program for our NEOs designed to reward the successful performance of our Company, our business segments, and each individual NEO. In February 2025, the Committee approved financial metrics and performance goals required to be achieved for any payouts to be made under our STI Program. Under the STI Program, once the calculated STI amount is determined based on performance against the pre-approved goals, 25% of that amount may be modified up or down from 0% to 225% based on each NEO’s individual performance. However, the individual performance modifier may not increase the STI payout above 225% of the NEO’s STI target. The chart below illustrates how STI payouts are calculated for our NEOs:

Base Salary $	✗	STI Target %	x	Achieved Financial Performance Factor (0% - 225%)	=	STI Calculated Amount $
NEO STI Target $ Amount

				75% of STI Calculated Amount	+	25% of STI Calculated Amount subject to Individual Performance Modifier (0% - 225%)	=	STI Payout $

Financial Performance. The following table summarizes the 2025 STI Program performance goals and payout opportunities, along with Company and business segment performance for each metric as approved by the Committee.
2025 Short-Term Incentive Program Summary – Financial Performance
($ in thousands)

Company NEOs(1): Alok Maskara, Michael P. Quenzer, Daniel M. Sessa		Payout Opportunity as a % of Target
		50%	100%	225%
Metric	Weight (%)	Threshold ($)	Target ($)	Maximum ($)	Performance ($)	Weighted Payout %

Company Core Net Income(2)	50	655,100	818,900	982,700	818,947	50.0
Company Free Cash Flow(3)	30	490,000	700,000	910,000	640,249	25.7
Company Adjusted Revenue(4)	20	4,950,000	5,500,000	6,050,000	5,207,144	14.7

Segment NEO: Sarah R. Martin(1)		Payout Opportunity as a % of Target
		50%	100%	225%
Metric	Weight (%)	Threshold ($)	Target ($)	Maximum ($)	Performance ($)	Weighted Payout %

HCS Segment Profit(5)	50	624,200	780,300	936,400	730,019	42.0
HCS Segment Controllable Cash Flow(6)	30	507,400	724,900	942,400	527,955	16.4
HCS Segment Revenue(7)	20	3,326,900	3,696,500	4,066,200	3,390,224	11.7

Segment NEO: Joseph F. Nassab(1)		Payout Opportunity as a % of Target
		50%	100%	225%
Metric	Weight (%)	Threshold ($)	Target ($)	Maximum ($)	Performance ($)	Weighted Payout %

BCS Segment Profit(5)	50	353,800	442,300	530,800	435,841	48.2
BCS Segment Controllable Cash Flow(6)	30	281,800	402,600	523,400	349,524	23.4
BCS Segment Revenue(7)	20	1,704,900	1,894,300	2,083,700	1,823,036	16.2
(1)Messrs. Maskara, Quenzer, and Sessa were measured 100% on overall Company financial performance, which resulted in a calculated award of 90% of target. As the President of our Home Comfort Solutions segment, Ms. Martin’s award was measured 50% on Home Comfort Solutions financial performance and 50% on overall Company financial performance. Home Comfort Solutions financial performance resulted in a factor of 70% of target, which when blended with the Company’s factor of 90% of target, resulted in a calculated award of 80% of target for Ms. Martin. As the President of our Building Climate Solutions segment, Mr. Nassab’s award was measured 50% on Building Climate Solutions financial performance and 50% on overall Company financial performance. Building Climate Solutions financial performance resulted in a factor of 88% of target, which when blended with the Company’s factor of 90% of target, resulted in a calculated award of 89% of target for Mr. Nassab.
(2)Company core net income, a non-GAAP financial measure, is income from continuing operations, adjusted for gain on sale of previous dispositions, restructuring charges, and acquisition costs.
(3)Company free cash flow, a non-GAAP financial measure, is net cash provided by operating activities less purchases of property, plant, and equipment plus proceeds from disposal of property, plant, and equipment, and adjusted for certain other items.
(4)Company adjusted revenue, a non-GAAP financial measure, is net revenues for the Company, adjusted for certain other items.
(5)HCS segment profit and BCS segment profit are non-GAAP financial measures and each is calculated as earnings from continuing operations for the applicable segment, before interest expense, other expenses, and income taxes, adjusted for gain on sale of previous dispositions, restructuring charges, acquisition costs, and certain other items, and adjusted to include commercial rooftop HVAC equipment sales through distributors in both segments.
(6)HCS segment controllable cash flow and BCS segment controllable cash flow are non-GAAP financial measures and are calculated as HCS segment profit or BCS segment profit, as applicable, defined above, less purchases of property, plant, and equipment plus proceeds from disposal of property, plant, and equipment, plus or minus changes in accounts receivable, inventory, accounts payable, and certain other items.
(7)HCS segment revenue and BCS segment revenue are GAAP financial measures, adjusted to include certain commercial rooftop HVAC equipment in both segments.

Goal Setting. The Board is focused on setting targets that align with investor expectations. In setting 2025 targets, the Company considered expected end market growth rates, including temporary demand shifts and inventory adjustments associated with the industry transition to new low global warming potential refrigerants. For 2025:
•Company core net income goal at target was set up 1.3% from 2024 actual results. Company core net income goal at maximum was up 21.6% from 2024 actual results.
•Company free cash flow goal at target was down 10.7% from 2024 actual results. Company free cash flow goal at maximum was up 16.0% from 2024 actual results.
•Company adjusted revenue goal at target was set up 3.0% from 2024 actual results. Company adjusted revenue goal at maximum was up 13.3% from 2024 actual results.
Performance goals at maximum payout are appropriately stretched to help ensure stockholder alignment.
Individual Performance. Once the calculated STI amount is determined based on performance against the pre-approved earnings, cash flow, and revenue goals, 25% of that amount may be modified up or down from 0% to 225% based on each NEO’s individual performance. When determining whether to modify an NEO’s calculated STI amount, the Committee considered each NEO’s performance against specific financial, operational, and strategic objectives, as well as each NEO’s contribution to our sustainability goals. The Company’s sustainability goals include reducing the environmental impact of our products and operations, reducing the number of safety incidents in our operations, and enhancing the inclusiveness of our workforce. The CEO reviewed with the Committee the individual performance of each NEO (other than himself). Based on company performance during the year, the Committee did not modify the STI payouts for any of the NEOs.
Targets and Payouts. Under the STI Program, target payout opportunities are determined as a percentage of base salary earned during the year. The target payout opportunities are based on market data using the 50th percentile as a guideline. Each NEO’s target percentage fits within this guideline for 2025.
Based on analysis of the market data and internal equity considerations, the Committee (or with respect to the CEO, the independent Board members) set the following STI targets for 2025. Based on financial and individual performance, the Committee (or with respect to the CEO, the independent Board members) approved the following 2025 payouts for each NEO:
2025 Short-Term Incentive Targets and Payouts

	2025 STI Target		2025 STI Payout

Name	% of Base Salary	$	% of Target	$

Alok Maskara	125	1,470,313	90	1,329,604
Michael P. Quenzer	75	468,750	90	423,891
Sarah R. Martin(1)	75	305,114	80	244,884
Joseph F. Nassab	75	444,375	89	396,071
Daniel M. Sessa	75	456,563	90	412,869
(1)STI payout for Ms. Martin was prorated based on her start date of April 28, 2025.
The short-term incentive payments made to the NEOs for 2025, which were approved by the Committee on February 25, 2026, and paid on March 13, 2026, are included in the 2025 Summary Compensation Table under “Non-Equity Incentive Plan Compensation.”
Long-Term Incentive Program
The LTI Program is designed to incentivize those employees who have principal responsibility for our long-term profitability. We believe participation in our LTI Program aligns the interests of our NEOs with the interests of our stockholders.

We use a mix of PSUs, RSUs, and SARs in our LTI Program. PSUs and SARs reward performance, as measured by achievement of specified financial objectives for PSUs and stock price growth for SARs. RSUs help us retain key members of management through time-based vesting. The Committee allocated the mix of elements in our LTI Program in a manner designed to drive Company performance, retain key talent, and provide competitive compensation.
The annual Lennox long-term incentive award allocations for our NEOs are as follows:
The Committee determines the grant date for all long-term incentive awards, which is three trading days following the fourth quarter earnings release. The Committee sets the exercise price of our SARs at 100% of fair market value, which is defined as the average of the high and low NYSE trading prices of our common stock on the date of grant.
The target award values under our LTI Program are based on Market data for similar positions using the 50th percentile as a guideline. The number of shares available for grant under the 2019 Equity and Incentive Compensation Plan is also considered. The Committee established the target award values at or near the 50th percentile of the Market for all NEOs. When determining the award for each NEO, the Committee, and, with respect to the CEO, the independent Board members, considered the NEO’s time in position, individual performance and potential, impact on the financial performance of the Company, and internal equity.
Once the Committee, or independent Board members with respect to the CEO, determined the target long-term incentive award values for each NEO for the grants, 50% of the value was provided as PSUs, 30% as RSUs, and 20% as SARs.
The following table summarizes the target award values and number of awards granted for each NEO:

	Target Award Value for February 2025 Awards				Number of Awards Granted in February 2025

Name	PSUs ($)	RSUs ($)	SARs ($)	Total ($)	PSUs at Target(1) (#)	RSUs(1) (#)	SARs(2) (#)	Total (#)

Alok Maskara	3,250,000	1,950,000	1,300,000	6,500,000	5,018	3,011	7,120	15,149
Michael P. Quenzer	675,000	405,000	270,000	1,350,000	1,042	625	1,479	3,146
Sarah R. Martin(3)	—	—	—	—	—	—	—	—
Joseph F. Nassab	650,000	390,000	260,000	1,300,000	1,004	602	1,424	3,030
Daniel M. Sessa	625,000	375,000	250,000	1,250,000	965	579	1,369	2,913
(1)The number of PSUs and RSUs was determined by dividing the corresponding target award value by the closing price of our common stock on the NYSE averaged over the 15 calendar days ending on January 30, 2025 ($647.623).
(2)The number of SARs granted was determined by dividing the corresponding target award value by the Black-Scholes value of our common stock based on the 15 calendar day average closing price of our common stock as of January 30, 2025 ($182.590).
(3)Ms. Martin joined the Company on April 28, 2025 and did not receive an LTI grant in February but did receive a make-whole grant for equity forfeited from her prior employer, as discussed in “Leadership Transitions” above.

PSUs. To maintain our strong focus on long-term Company performance, 50% of the February 2025 long-term incentive award was granted in the form of PSUs. PSUs generally vest at the end of a three-year performance period. If at least the threshold performance level has been achieved at the end of the performance period, the PSUs are distributed in the form of Company common stock based on the performance achieved. If threshold performance is not achieved, the entire award is forfeited. Dividends are not earned or paid on PSU awards during the three-year performance period. The Committee determines the three-year measurement criteria annually, selecting financial metrics and setting performance goals designed to enhance stockholder value. The Committee certifies the financial performance levels following the end of the performance period and the Company distributes any earned shares.
The key attributes of the PSUs granted in February 2025 are summarized in the following table. The Committee established the Return on Invested Capital (“ROIC”) performance goals based on its assessment of desired returns relative to the cost of capital as well as historical and projected ROIC outcomes. Similarly, the Committee set Company core net income growth performance goals based on historical results, projected outcomes of that measure, and expected market conditions. While specific forward-looking performance goals are not included in the table below in light of competitive sensitivities, the following chart broadly describes the performance required to achieve a target payout.
February 2025 PSU Grant
(for the January 1, 2025 – December 31, 2027 Performance Period)

Metric	Weight	Rationale for Selection	Measurement Period	Threshold	Target	Maximum

ROIC(1)	50%	Measures efficient use of capital: higher ROIC correlates to greater cash flow	3-year average	No payout occurs unless ROIC exceeds the Company’s estimated cost of capital. Target payout occurs at approximately three times the Company’s estimated cost of capital

Company Core Net Income(2)	50%	Measures profitability: higher Company core net income correlates with higher earnings per share	3-year compound annual growth rate	Target payout requires high single digit Company core net income compound annual growth rate
Payout as a % of Target Award				50%	100%	200%
(1)Net operating profit after tax, a component of ROIC and a non-GAAP financial measure used for incentive compensation purposes, is net income, adjusted for restructuring charges, gain (loss) on previous dispositions, acquisition costs, and certain other items.
(2)Company core net income, a non-GAAP financial measure, is GAAP net income, adjusted for after-tax impacts of gain (loss) on sale of previous dispositions, restructuring charges, acquisition costs, and certain other items.
The PSUs granted in 2025 are included in the 2025 Grants of Plan Based Awards table in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns.
December 2022 PSU Grant. The key attributes of the PSUs granted in December 2022, which vested on December 31, 2025, are summarized in the following table along with the financial performance goals and payout opportunities versus performance. In 2025, NEOs earned a payout of approximately 196% of target for the PSUs granted in December 2022. The payout value is reflected in the 2025 Option/SAR Exercises and Stock Vested Table in the “Stock Awards - Value Realized on Vesting” column.
December 2022 PSU Grant
(for the January 1, 2023 – December 31, 2025 Performance Period)

Metric	Weight	Measurement Period	Threshold	Target	Maximum	Performance

ROIC(1)	50%	3-year weighted average (20% lowest year, 40% other two years)	20%	30%	40%	47.0%
Company Core Net Income(2)	50%	3-year compound annual growth rate	2%	7%	18%	17.2%
Payout as a % of Target Award			50%	100%	200%	196.4%
(1)Net operating profit after tax, a component of ROIC and a non-GAAP financial measure used for incentive compensation purposes, is income from continuing operations, adjusted for restructuring charges, impairments on assets held for sale, gain (loss) on previous dispositions, non-core business results, certain legal charges and contingency adjustments, pension settlement charges, and certain other items.
(2)Company core net income, a non-GAAP financial measure, is GAAP net income from continuing operations, adjusted for after-tax impacts of restructuring charges, certain legal charges and contingency adjustments, impairments on assets held for sale, gain (loss) on previous dispositions, non-core business results, and certain other items.

RSUs. To support our leadership retention objectives, 30% of the February 2025 LTI award was granted in the form of RSUs. RSUs generally vest and are distributed in shares of Company common stock three years following the date of grant if the recipient remains an employee of the Company and all other conditions of the award are met. Dividends are not earned or paid on RSUs during the three-year vesting period. The number of shares granted to our NEOs in 2025 is included in the 2025 Grants of Plan-Based Awards Table in the “All Other Stock Awards: Number of Shares of Stock or Units” column.
SARs. To incentivize NEOs to grow our business and deliver increased returns to our stockholders, 20% of the February 2025 LTI award was granted in the form of SARs. SARs vest in one-third increments on each anniversary of the date of grant. Upon the exercise of vested SARs, the increase between the fair market value of our common stock on the date of grant and the fair market value on the date of the SAR exercise is paid in Company common stock. The grant date fair value and the SAR exercise price are determined on the date of grant. SARs granted in February 2025 expire seven years from the date of grant. The number of SARs granted to our NEOs in 2025 is included in the 2025 Grants of Plan-Based Awards Table in the “All Other Option Awards: Number of Securities Underlying Options” column.
Other Compensation Practices, Policies and Programs
Stock Ownership Guidelines
The Company has stock ownership guidelines for the CEO and other NEOs. We believe stock ownership by executives aligns the interests of executives with the interests of our stockholders and motivates executives to build long-term stockholder value.
The following chart sets forth, as of December 31, 2025, for each NEO, the stock ownership requirements as a multiple of base salary, the total number of shares and unvested RSUs counted toward the stock ownership requirements, and the value of the shares and unvested RSUs as a multiple of base salary. NEOs must retain their net shares until they have met their ownership requirements. All NEOs who were serving as executive officers as of December 31, 2025, met the stock ownership guidelines as of such date, except for Mr. Quenzer who first became subject to these guidelines in 2024 and Ms. Martin who first became subject to these guidelines in 2025. NEOs are given five years from the date of appointment as an NEO to meet the guidelines.

Name	Ownership Requirement as a Multiple of Base Salary	Total Number of Shares and Unvested RSUs	Stock Ownership as Multiple of Base Salary(1)

Alok Maskara	6X	24,891	11.8X
Michael P. Quenzer	3X	3,402	2.9X
Sarah R. Martin	3X	1,647	1.5X
Joseph F. Nassab	3X	7,897	7.4X
Daniel M. Sessa	3X	31,043	28.4X
(1)Based on the average daily closing price for 2025 of $561.74.
The Committee oversees and administers the stock ownership guidelines. If an NEO fails to comply with the guidelines, the Committee will determine any appropriate corrective measures to be taken.
Clawback Policy
Under this policy, in the event of a restatement of our Company’s financial results, the Company will recover certain excess incentive compensation paid to executive officers and resulting from attainment of a financial reporting measure during the three completed fiscal years prior to the date the restatement is required. A copy of the policy is available on our website at www.investor.lennox.com.
Prohibition on Hedging / Pledging Policy
The Company’s Insider Trading Policy prohibits directors, NEOs, all other employees, and each of their designees from trading in any interest, security, or position relating to the future price of Company securities, such as a put, call, swap, short sale, hedge, or any other type of derivative security. It also prohibits directors, NEOs, and all other employees from holding Company securities in a margin account or pledging Company securities as collateral for a loan.

Benefit Programs
To attract top executive talent and as a market-competitive practice, we provide certain benefit programs to our NEOs that are in addition to those provided to our other employees. The following table summarizes the additional benefit programs in place during 2025 and the purpose of each program.
Additional Benefit Programs Offered to NEOs in 2025

Plan	Type	Purpose

Supplemental Restoration Retirement Plan	Non-Qualified Defined Contribution	Provide market-competitive retirement benefit by allowing contributions that could not otherwise occur because of limitations on compensation under federal tax rules

Life Insurance Plan	Company-Sponsored Life Insurance	Provide market-competitive life insurance benefits. $3 million in coverage for our CEO. NEO plan includes base salary plus most recent bonus paid with a minimum of $1 million

Supplemental Retirement Plan	Non-Qualified Defined Benefit	Closed legacy plan
In 2018, the Committee closed the defined benefit Supplemental Retirement Plan to new participants and approved a defined contribution restoration plan for individuals who become eligible executive officers on or after January 1, 2019. The Committee made these changes to better align the Company’s non-qualified retirement benefit with current market practices. The CEO does not participate in the closed Supplemental Retirement Plan.
Annual Perquisites
We believe providing reasonable perquisites is a market-competitive practice to attract and retain top executive talent. Rather than offering individual perquisites, however, we provide a monthly cash stipend to each of our NEOs to allow more flexibility and choice. Our NEOs have full discretion on how the cash stipend is spent and it is not tracked by the Company after the money is paid. In addition, we offer the installation of Company products and equipment at each NEO’s home to promote our brand to business and personal guests. The value of the Company products, equipment, and related installation is included as taxable income to each NEO.
Employment Agreements
We have employment agreements with each NEO as reviewed and approved by the Committee. We believe employment agreements are helpful in attracting and retaining top executive talent and for financial and business planning purposes. Our employment agreements and the potential payments and benefits to which each NEO would be entitled in the event of termination of employment are discussed in the “Potential Payments Upon Termination or Change in Control” section.
Change in Control Severance Plan
We believe change in control (“CIC”) benefits are necessary to (1) retain key executives during periods of uncertainty; (2) enable executives to objectively evaluate, negotiate, and execute a CIC transaction; (3) encourage executives to remain focused on running the business rather than seeking other employment in the event of a possible CIC; (4) preserve stockholder value by providing continuity of management during a transition period; and (5) provide benefit to the Company in the form of restrictive covenants, such as non-compete and non-solicitation provisions.
In December 2022, the Company and its NEOs terminated each NEO’s existing CIC agreement and the Company adopted a CIC Severance Plan (as summarized below), which included the following changes to better align with market practices:
•Replaced single-trigger equity vesting with double-trigger equity vesting;
•Eliminated excise tax gross-ups;
•Reduced cash severance for NEOs (other than the CEO) from three times base pay and target bonus to two times base pay and target bonus;
•Eliminated 15% of base salary payment in lieu of outplacement services, and replaced it with actual outplacement services;
•Eliminated 45% of base salary payment in lieu of perquisites;
•Eliminated incremental age and years of service benefit under Supplemental Retirement Plan; and
•Reduced NEO (other than the CEO) health care coverage from 36 months to 24 months.

Our CIC Severance Plan and the potential payments and benefits to which each NEO would be entitled in the event of a CIC are discussed in the “Potential Payments Upon Termination or Change in Control” section.
Equity Grant Practices
The Committee, or the Board with respect to the CEO’s equity award, approves the monetary value of the equity compensation to be awarded to executive officers annually at their regularly-scheduled December meetings. The equity grant occurs on the third trading day after the Company issues its fourth quarter earnings release in January. The values approved in December are converted into units, using the average daily closing price over fifteen calendar days prior to grant, with the fifteenth day being the first trading day after the Company’s fourth quarter earnings release. The SAR exercise price is equal to the average of the high and low NYSE trading prices of the common shares on the date of grant.
The Committee does not take material nonpublic information into account when determining the timing and terms of LTI equity awards. Instead, the timing of grants is in accordance with the yearly compensation cycle, with awards granted at the start of the new fiscal year to incentivize the executives to deliver on the Company’s strategic objectives for the new fiscal year. The Company has not timed the disclosure of material nonpublic information to affect the value of executive compensation.
The Company did not grant any SARs to NEOs of the Company in the last completed fiscal year during the period from four business days before to one business day after the filing of any of the Company’s Quarterly Reports on Form 10-Q, Annual Report on Form 10-K, or the filing or furnishing of any Current Report on Form 8-K that discloses material nonpublic information.
Tax and Accounting Implications
Deductibility of Executive Compensation
Section 162(m) generally disallows a federal income tax deduction to publicly traded companies like Lennox for compensation in excess of $1 million per year paid to certain current and former executive officers. The Committee will continue to consider the income tax consequences to our Company when analyzing our executive compensation program. If granting awards or providing other executive compensation is consistent with Market data, our compensation philosophy, or our strategic business goals, the Committee may provide executive compensation that is not fully deductible.
Non-Qualified Deferred Compensation
In addition to the closed non-qualified defined benefit Supplemental Retirement Plan, the Company also maintains a frozen non-qualified defined contribution Profit Sharing Restoration Plan.
Accounting for Stock-Based Awards
When developing NEO compensation, the Committee considers the accounting consequences (in accordance with the requirements of FASB ASC Topic 718) of the program design and award levels and structures the Company’s executive compensation program accordingly.
Compensation Risk
Annual Compensation Risk Assessment
The Board reviews the Company’s compensation policies and practices to determine if risks arising from those policies and practices are reasonably likely to have a material adverse effect on the Company. All of the Company’s material incentive compensation plans are reviewed at least annually. Based on these reviews, the Board has not identified any risks arising from the compensation policies and practices that are reasonably likely to have a material adverse effect on the Company.

Compensation Committee Report
The Compensation and Human Resources Committee has reviewed and discussed the foregoing CD&A with management. Based on this review and discussion, the Committee recommended to the Board that the CD&A be included in this Proxy Statement and incorporated by reference in our Form 10-K.
Submitted by the Compensation and Human Resources Committee of the Board:

Shane D. Wall (Chair) Tracy A. Embree John W. Norris, III Jon Vander Ark March 19, 2026

2025 Summary Compensation Table
The following table provides information regarding the total compensation of each of the Company’s NEOs for the years ended December 31, 2025, 2024, and 2023, as applicable.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)

Alok Maskara	2025	1,176,250	—	4,500,496	1,149,880	1,329,604	—	277,925	8,434,155
President and Chief Executive Officer	2024	1,131,250	—	4,429,662	1,125,423	2,948,762	—	272,814	9,907,911
	2023	1,064,750	—	—	—	2,729,934	—	1,188,979	4,983,663
Michael P. Quenzer	2025	625,000	—	934,403	238,859	423,891	—	123,916	2,346,069
Executive Vice President, Chief Financial Officer	2024	550,000	—	776,931	197,488	896,033	—	83,876	2,504,328

Sarah R. Martin	2025	406,818	500,000	1,213,184	—	244,884	—	24,040	2,388,926
Executive Vice President and President, Home Comfort Solutions

Joseph F. Nassab	2025	592,500	—	900,211	229,976	396,071	—	118,679	2,237,437
Executive Vice President and President, Building Climate Solutions	2024	561,250	—	932,830	236,931	855,766	—	116,191	2,702,968
	2023	531,250	—	—	—	873,893	—	184,994	1,590,137
Daniel M. Sessa	2025	608,750	—	865,458	221,094	412,869	1,480,469	51,023	3,639,663
Executive Vice President, Chief Human Resources Officer	2024	585,000	—	932,830	236,931	953,053	867,150	50,768	3,625,732
	2023	566,250	—	—	—	907,387	253,146	49,800	1,776,583
(1)The amounts shown represent the grant date fair value of the aggregate amount of all stock awards for each year, in accordance with FASB ASC Topic 718, in connection with RSUs and PSUs granted under the 2019 Equity and Incentive Compensation Plan. Assumptions used in calculating these amounts are described in Note 15 of the Consolidated Financial Statements for the fiscal year ended December 31, 2025, included in our Form 10-K. Amounts for 2025 PSUs reflect the probable outcome for the awards on the grant date, valued at the date of grant in accordance with FASB ASC Topic 718. If the PSUs were valued at maximum performance levels, the total PSU value at grant would be as follows:

	PSU Value at Maximum Performance Levels ($)

Name	2023	2024	2025

Alok Maskara	n/a	5,537,184	5,625,479
Michael P. Quenzer	n/a	971,271	1,168,145
Sarah R. Martin	n/a	n/a	728,013
Joseph F. Nassab	n/a	1,166,038	1,125,544
Daniel M. Sessa	n/a	1,166,038	1,081,823
(2)The amounts shown represent the grant date fair value of the aggregate amount of all SAR awards for each year, in accordance with FASB ASC Topic 718, in connection with SARs granted under the 2019 Equity and Incentive Compensation Plan. Assumptions used in calculating these amounts are included in Note 15 of the Consolidated Financial Statements for the fiscal year ended December 31, 2025, included in our Form 10-K.
(3)The amounts shown represent the aggregate change in the actuarial present value of accumulated pension benefits that accrued during the applicable year under our closed defined benefit Supplemental Retirement Plan and frozen Consolidated Pension Plan, each as discussed under “Retirement Plans,” as a result of changes in the valuation discount rate, changes in compensation, and an additional one year of service, as applicable. Mr. Maskara, Mr. Quenzer, Ms. Martin, and Mr. Nassab do not participate in the Supplemental Retirement Plan or Consolidated Pension Plan. No above-market interest on nonqualified deferred compensation was earned.

(4)The amounts shown include perquisites and other compensation. The following table identifies the amounts attributable to each category of perquisites and other compensation in 2025 for each NEO.

	Perquisites				Other Compensation

Name	Cash Stipend ($)	Company Equipment and Installation ($)	Matching Charitable Contributions ($)	Other ($)	Term Life Insurance Premium ($)	Retirement Contributions ($)	Total ($)

Alok Maskara	30,000	—	110	—	314	247,501	277,925
Michael P. Quenzer	30,000	2,556	—	—	98	91,262	123,916
Sarah R. Martin	20,341	—	60	—	230	3,409	24,040
Joseph F. Nassab	30,000	—	1,760	—	23	86,896	118,679
Daniel M. Sessa	30,000	—	—	—	23	21,000	51,023
The values attributable to each item listed above are calculated as follows:
•Cash Stipend — Cash paid to each NEO in lieu of individual perquisites.
•Company Equipment and Installation — Company equipment is based on the purchase price of the equipment, adjusted in accordance with our employee rebate program. Installation of this equipment is based on the cost for installation paid by the Company in 2025.
•Matching Charitable Contributions — Represents matching contributions to qualified 501(c)(3) charities paid by the LII Lennox Foundation, a private corporate foundation, in 2025. The LII Lennox Foundation matches charitable contributions for full-time employees on a one-for-one basis up to an annual cap ($10,000 in 2025). This also includes volunteer rewards, in which the LII Lennox Foundation provides $50 per hour volunteered to donate back to a qualified non-profit of the employee’s choice.
•Term Life Insurance Premiums — The amounts shown are based on the incremental cost paid in 2025 on behalf of each NEO for Basic Life and Basic Accidental Death and Dismemberment over and above the premiums we would otherwise pay under our life insurance program for other employees.
•Retirement Contributions — Mr. Maskara received $226,501, Mr. Quenzer received $70,262, Ms. Martin received $3,409, and Mr. Nassab received $65,896 in Company contributions made under our nonqualified defined contribution Supplemental Restoration Plan. This nonqualified plan provides market-competitive retirement benefits by providing contributions that could not otherwise occur due to compensation limits under the Code for qualified 401(k) plans. All NEOs other than Ms. Martin received $21,000 in Company contributions made under our qualified 401(k) Plan.

2025 Grants of Plan-Based Awards
The following table provides information regarding short-term incentive awards and long-term incentive awards (PSUs, RSUs, and SARs) granted under the 2019 Equity and Incentive Compensation Plan to our NEOs in 2025.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)(5)	Closing Market Price on Date of Grant ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(6)
		Board Approval Date

Name	Grant Date		Threshold ($)	Target ($)	Max. ($)	Threshold (#)	Target (#)	Max. (#)

Alok Maskara	—	—	735,157	1,470,313	3,308,204
	2/3/2025	12/6/2024				2,509	5,018	10,036					2,812,740
	2/3/2025	12/6/2024							3,011				1,687,756
	2/3/2025	12/6/2024								7,120	576.28	582.93	1,149,880
Michael P. Quenzer	—	—	234,375	468,750	1,054,688
	2/3/2025	12/5/2024				521	1,042	2,084					584,072
	2/3/2025	12/5/2024							625				350,331
	2/3/2025	12/5/2024								1,479	576.28	582.93	238,859
Sarah R. Martin	—	—	152,557	305,114	686,507
	4/28/2025	2/28/2025				353	706	1,412					364,007
	4/28/2025	2/28/2025							1,647				849,177
Joseph F. Nassab	—	—	222,188	444,375	999,844
	2/3/2025	12/5/2024				502	1,004	2,008					562,772
	2/3/2025	12/5/2024							602				337,439
	2/3/2025	12/5/2024								1,424	576.28	582.93	229,976
Daniel M. Sessa	—	—	228,282	456,563	1,027,267
	2/3/2025	12/5/2024				483	965	1,930					540,911
	2/3/2025	12/5/2024							579				324,547
	2/3/2025	12/5/2024								1,369	576.28	582.93	221,094
(1)The amounts shown represent award opportunities under our STI Program for 2025. The awards were paid March 13, 2026, in the amounts included in the 2025 Summary Compensation Table.
(2)The amounts shown represent the PSUs granted, which to the extent earned, will vest and be distributed in shares of our common stock at the end of the three-year performance period ending December 31, 2027.
(3)The amounts shown represent the RSUs granted, which generally vest and will be distributed in shares of our common stock on the third anniversary of the date of grant, except for the one-time sign-on award granted to Ms. Martin to replicate the amount and timing of the long-term incentive compensation forfeited from her prior employer, 50% of which vests on the date that is 18 months following the date of grant and the remaining 50% of which vests on the date that is 36 months following the date of grant.
(4)The amounts shown represent the SARs granted, which generally vest in one-third increments on each of the first three anniversaries of the date of grant and expire seven years from the date of grant.
(5)The amounts shown reflect the exercise price of SARs granted, based on the average of the high and low NYSE trading prices of our common stock on the date of grant.

(6)The amounts shown represent the grant date fair values of PSUs, RSUs and SARs, calculated in accordance with FASB ASC Topic 718. The grant date fair value for SARs was determined using the Black-Scholes valuation model. The grant date fair value for the PSU and RSU awards equals the dividend-discounted value of our common stock on the date of grant. The assumptions used to calculate the grant date fair values of such awards are set forth below.

		Assumptions

Grant Date	Award	Volatility (%)	Expected Life (Years)	Dividend Yield (%)	Risk Free Interest Rate (%)	FMV Based on Average High/ Low NYSE Trading Prices on Date of Grant ($)	Grant Date Fair Value Per Share ($)

2/3/2025	PSU	—	—	0.92	—	576.28	560.53
4/28/2025	PSU			0.92		531.34	515.59
2/3/2025	RSU	—	—	0.92	—	576.28	560.53
4/28/2025	RSU 1.5-year vest			0.92		531.34	515.59
4/28/2025	RSU 3-year vest			0.92		531.34	515.59
2/3/2025	SAR	29.95	4.09	0.97	4.28	576.28	161.50

Outstanding Equity Awards at 2025 Fiscal Year-End
The following table provides information regarding all outstanding equity awards held by our NEOs as of December 31, 2025.

	Options/SAR Awards(1)					Stock Awards

Name	Grant Date for Options/ SARs	Number of Securities Underlying Unexercised Options/ SARs (#) Exercisable(1)	Number of Securities Underlying Unexercised Options/ SARs (#) Unexercisable(1)	Option/ SAR Exercise Price ($/Sh)(2)	Option/ SAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)

Alok Maskara	12/9/2022	15,047	—	259.56	12/9/2029	6,900	3,350,502	23,000	11,168,340
	2/5/2024	2,786	5,574	418.69	2/5/2031
	2/3/2025	—	7,120	576.28	2/3/2032
Michael P. Quenzer	12/11/2020	635	—	278.00	12/11/2027	1,307	634,653	4,358	2,116,158
	12/10/2021	556	—	328.65	12/10/2028
	12/9/2022	632	—	259.56	12/9/2029
	2/5/2024	489	978	418.69	2/5/2031
	2/3/2025	—	1,479	576.28	2/3/2032
Sarah R. Martin	—	—	—	—	—	1,647	799,750	1,412	685,639
Joseph F. Nassab	12/13/2019	1,517	—	257.08	12/13/2026	1,421	690,009	4,738	2,300,678
	12/11/2020	1,000	—	278.00	12/11/2027
	12/10/2021	973	—	328.65	12/10/2028
	12/9/2022	2,859	—	259.56	12/9/2029
	2/5/2024	586	1,174	418.69	2/5/2031
	2/3/2025	—	1,424	576.28	2/3/2032
Daniel M. Sessa	12/13/2019	5,058	—	257.08	12/13/2026	1,398	678,841	4,660	2,262,803
	12/11/2020	3,334	—	278.00	12/11/2027
	12/10/2021	3,059	—	328.65	12/10/2028
	12/9/2022	3,461	—	259.56	12/9/2029
	2/5/2024	586	1,174	418.69	2/5/2031
	2/3/2025	—	1,369	576.28	2/3/2032
(1)Outstanding unvested SARs vest in one-third increments on each of the first three anniversaries of the date of grant, with the first anniversary date occurring one year after the date of grant.
(2)Pursuant to the 2019 Equity and Incentive Compensation Plan, the exercise price for all outstanding SARs is based on the grant date fair market value, which is the average of the high and low NYSE trading prices of our common stock on the date of grant.
(3)The amounts shown represent all outstanding RSUs held by the NEOs. Refer to column (a) of the table in footnote 5 below for the vesting dates of such awards.
(4)The amounts shown are based on the NYSE closing price of our common stock on December 31, 2025 ($485.58).

(5)The amounts shown represent outstanding PSUs held by the NEOs. Refer to column (b) of the table below for the vesting dates of such awards and the performance assumptions used to calculate the number of unvested PSUs.

	(a) Shares or Units of Stock That Have Not Vested		(b) Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights That Have Not Vested

Name	Number of Awards	Vesting Date	Number of Awards	Vesting Date	Performance Assumption

Alok Maskara	3,889	2/5/2027	12,964	12/31/2026	Max
	3,011	2/3/2028	10,036	12/31/2027	Max
Total	6,900		23,000
Michael P. Quenzer	682	2/5/2027	2,274	12/31/2026	Max
	625	2/3/2028	2,084	12/31/2027	Max
Total	1,307		4,358
Sarah R. Martin	823	10/28/2026	1,412	12/31/2027	Max
	824	4/28/2028	1,412
Total	1,647
Joseph F. Nassab	819	2/5/2027	2,730	12/31/2026	Max
	602	2/3/2028	2,008	12/31/2027	Max
Total	1,421		4,738
Daniel M. Sessa	819	2/5/2027	2,730	12/31/2026	Max
	579	2/3/2028	1,930	12/31/2027	Max
Total	1,398		4,660
2025 Option/SAR Exercises and Stock Vested
The following table provides information regarding the exercise of SARs by our NEOs and the vesting of RSUs and PSUs held by our NEOs for 2025.

	Options/SAR Awards		Stock Awards
Name	Number of SARs Exercised (#)	Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Alok Maskara	—	—	RSU	5,861	2,931,233
			PSU	19,184	9,217,480
Michael P. Quenzer	—	—	RSU	246	123,031
			PSU	805	386,784
Sarah R. Martin	—	—	RSU	—	—
			PSU	—	—
Joseph F. Nassab	—	—	RSU	2,312	1,306,500
			RSU	1,114	557,139
			PSU	3,645	1,751,340
Daniel M. Sessa	—	—	RSU	1,348	674,169
			PSU	4,413	2,120,347
(1)The dollar amounts shown for RSUs and PSUs are based on the average of the high and low NYSE trading prices of our common stock on the day of distribution.

Retirement Plans
Qualified Retirement Plans
Frozen Consolidated Pension and Profit Sharing Retirement Plans
Effective January 1, 2009, the Company’s Consolidated Pension Plan and Profit Sharing Retirement Plan were frozen. As of that date, benefits under the frozen Consolidated Pension Plan stopped increasing with additional service and compensation, and additional contributions to the Profit Sharing Plan were discontinued.
The monthly target benefit under the frozen Consolidated Pension Plan is based on 1.0% of final average annual pay, plus 0.6% of final average annual pay above Social Security covered compensation, multiplied by the number of years of credited service (not to exceed 30 years). The target benefit is reduced by the value of the participant’s defined contribution profit sharing account under the frozen Profit Sharing Plan, with the difference, if any, provided by the frozen Consolidated Pension Plan. Participants vested in their frozen Consolidated Pension Plan accrued benefits after five years of service and may commence unreduced benefits at age 65 (normal retirement age) or actuarially reduced benefits at younger ages, if age and service requirements are met (generally the attainment of age 62 and 10 years of service or if age plus years of service total 80). Benefits are generally paid in the form of an annuity. We do not grant extra years of service under the frozen Consolidated Pension Plan. Participants in the frozen Profit Sharing Plan are fully vested after six years of service and the Company directs the investment funds. Distributions may occur at separation from service and are eligible for roll-over into another qualified retirement plan.
401(k) Salaried Retirement Plan
Salaried employees are eligible to participate in this plan, and contributions can be made on a pre-tax or Roth post-tax basis, subject to limitations for qualified plans under the Code. Participants can contribute up to 75% of their eligible earnings and receive a Company match of 50% on up to 6% of their eligible pay. In addition, all participants (after completing one year of service) receive a fully vested base contribution equal to 3% of eligible pay. The match vests after the participant completes two years of service.
Nonqualified Retirement Plans
Defined Contribution Supplemental Restoration Retirement Plan
New executive officers on or after January 1, 2019, are eligible for the Supplemental Restoration Retirement Plan, a nonqualified defined contribution plan that provides market-competitive retirement benefits by providing contributions that could not otherwise occur due to compensation limits under the Code. Participants receive 6% of eligible compensation, as defined under the qualified 401(k) Plan, that exceeds compensation limits under the Code for the applicable year. Eligible employer contributions are immediately vested and pay out following termination. Contributions are invested, at the Participant’s election, in indices or broad-based funds similar to those in the Company’s qualified 401(k) plan.
Closed Defined Benefit Supplemental Retirement Plan
In 2018, the Committee closed the defined benefit Supplemental Retirement Plan to new participants and approved the defined contribution Supplemental Restoration Retirement Plan for individuals who become eligible executive officers on or after January 1, 2019. The Committee made these changes to better align the Company’s nonqualified retirement benefit with Market practices.
The purpose of our closed Supplemental Retirement Plan is to provide market-competitive executive level retirement benefit opportunities. It permits income above Code limitations to be considered in determining final average annual pay, doubles the rate of benefit accrual available under the frozen Consolidated Pension Plan (2.0% of final average annual pay, plus 1.2% of final average annual pay above Social Security covered compensation), limits credited service to 15 years, generally permits early retirement on more favorable terms than the frozen Consolidated Pension Plan (for example, unreduced benefits at age 62 with 10 years of service or unreduced benefits at age 60 if age plus years of service total 80), and pays benefits in the form of a lump-sum. Any benefits provided under the Supplemental Retirement Plan are reduced by the benefits payable under our Company’s frozen Consolidated Pension Plan (as if such plan had not been frozen), frozen Profit Sharing Plan, and frozen Profit Sharing Restoration Plan. Participants become vested in their Supplemental Retirement Plan benefit after five years of service.
Frozen Profit-Sharing Restoration Plan
The Company froze the Profit Sharing Restoration Plan and discontinued contributions effective January 1, 2009. Distributions may occur at separation from service and may be paid as a lump-sum or in equal annual installments over either a five- or ten-year period. We direct the investment funds for the frozen Profit Sharing Restoration Plan, which mirror the investments and returns under the frozen Profit Sharing Retirement Plan. The weighted average annual rate of return for the calendar year ended December 31, 2025, was 15.8%.

2025 Pension Benefits
The following table provides information regarding the number of years of service credited to each NEO, the present value of accumulated benefits payable to each NEO under our frozen Consolidated Pension Plan and our Supplemental Retirement Plan as of December 31, 2025, and payments made to each NEO in 2025 under such plans.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)

Alok Maskara(2)	Consolidated Pension Plan (Frozen)	N/A	N/A	—
	Supplemental Retirement Plan (Closed)	N/A	N/A	—
Michael P. Quenzer(2)	Consolidated Pension Plan (Frozen)	N/A	N/A	—
	Supplemental Retirement Plan (Closed)	N/A	N/A	—
Sarah R. Martin(2)	Consolidated Pension Plan (Frozen)	N/A	N/A	—
	Supplemental Retirement Plan (Closed)	N/A	N/A	—
Joseph F. Nassab(2)	Consolidated Pension Plan (Frozen)	N/A	N/A	—
	Supplemental Retirement Plan (Closed)	N/A	N/A	—
Daniel M. Sessa	Consolidated Pension Plan (Frozen)	1.7	37,229	—
	Supplemental Retirement Plan (Closed)	15.0	7,211,202	—
(1)The actuarial present value of the lump-sum accumulated benefit payable at December 31, 2025, is equal to the annualized present value factor, multiplied by the monthly benefit. The amounts shown are calculated in accordance with FASB ASC Topic 715, using a 4.59% interest (discount) rate for the Supplemental Retirement Plan and 5.60% for the Consolidated Pension Plan as of December 31, 2025, and the Pri-2012 healthy retiree mortality rates, with a white collar adjustment, with generational projections of mortality improvement using scale MP-2021. The calculations assume payments are deferred until age 65 for all participants under our frozen Consolidated Pension Plan and until the earliest unreduced retirement age for each participant under our Supplemental Retirement Plan. Additional assumptions are included in Note 10 of the Consolidated Financial Statements for the fiscal year ended December 31, 2025, included in our Form 10-K.
(2)Mr. Maskara, Mr. Quenzer, Ms. Martin, and Mr. Nassab are not eligible to participate in the frozen Consolidated Pension Plan or the closed Supplemental Retirement Plan.

2025 Nonqualified Deferred Compensation
The following table provides information regarding contributions, earnings, withdrawals, and distributions under our frozen Profit Sharing Restoration Plan and our Defined Contribution Supplemental Restoration Plan in 2025 for each NEO, as well as each NEO’s aggregate balance in such plan at December 31, 2025.

Name	Plan Name	Executive Contributions in Last Year ($)	Company Contributions in Last Year ($)(1)	Aggregate Earnings in Last Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Year-End ($)(3)

Alok Maskara(4)	Profit Sharing Restoration Plan (Frozen)	N/A	N/A	N/A	N/A	N/A
	Supplemental Restoration Retirement Plan	—	226,501	107,613	—	692,237
Michael P. Quenzer(4)	Profit Sharing Restoration Plan (Frozen)	N/A	N/A	N/A	N/A	N/A
	Supplemental Restoration Retirement Plan	—	70,262	17,763	—	121,373
Sarah R. Martin(4)	Profit Sharing Restoration Plan (Frozen)	N/A	N/A	N/A	N/A	N/A
	Supplemental Restoration Retirement Plan	—	3,409	(3)	—	3,406
Joseph F. Nassab(4)	Profit Sharing Restoration Plan (Frozen)	N/A	N/A	N/A	N/A	N/A
	Supplemental Restoration Retirement Plan	—	65,896	35,082	—	242,572
Daniel M. Sessa(5)	Profit Sharing Restoration Plan (Frozen)	—	—	4,433	—	32,416
	Supplemental Restoration Retirement Plan	N/A	N/A	N/A	N/A	N/A
(1)Amounts listed in this column were reported as compensation for the last fiscal year in the “All Other Compensation” column of the 2025 Summary Compensation Table.
(2)No amounts listed in the Aggregate Earnings column were reported in the 2025 Summary Compensation Table.
(3)The aggregate balance reported is the total compensation contributed in any prior period (which amounts were included in the Summary Compensation Table in prior years for any years in which the individual served as an NEO) and any net earnings on such compensation.
(4)Mr. Maskara, Mr. Quenzer, Ms. Martin, and Mr. Nassab were not eligible to participate in the Profit Sharing Restoration Plan prior to the plan being frozen in 2009.
(5)Mr. Sessa is not eligible to participate in the Defined Contribution Supplemental Restoration Retirement Plan since he became an executive officer before January 1, 2019.
Potential Payments Upon Termination or Change in Control
Employment Agreements and Change in Control Severance Plan
The Company generally provides employment agreements to our NEOs. These agreements serve as the basis for the payments and benefits to which each NEO would be entitled in the event of termination of employment not connected to a CIC transaction with our Company. In the event of termination in connection with a CIC, payments to NEOs are subject to our change in control severance plan (the “CIC Severance Plan”).
Employment Agreements
The employment agreements with our NEOs establish the basis of compensation and responsibilities for each NEO and contain post-employment covenants, including non-competition of employment (for employment agreements entered into after 2007) and non-solicitation of employees and customers for a period of 24 months following termination of employment. On January 1 of each year, the agreements automatically renew for an additional year, unless either party notifies the other in writing at least 30 days prior to such date of its decision not to renew the agreement. Except as otherwise provided below, the terms and conditions of our employment agreement with each NEO are substantially similar.
Change in Control Severance Plan
In 2022, the Company terminated all existing change in control agreements for its NEOs and adopted the CIC Severance Plan. As described below, severance benefits and equity vesting are both tied to “double trigger.” The CIC Severance Plan does not provide for any excise tax gross-ups.

Payments Made Upon Voluntary Termination or Upon For Cause Termination
If an NEO voluntarily terminates his or her employment with our Company or we terminate an NEO for cause, the NEO will be entitled to receive base salary through the last day of employment and a lump-sum payment equal to unused, accrued vacation days. Unvested SARs, RSUs, and PSUs terminate on the NEO’s last day of employment. Vested SARs will be exercisable for 90 days after the last day of employment if the NEO voluntarily terminates his or her employment.
Payments Made Upon Retirement
If an NEO retires, he or she is entitled to receive his or her base salary through the last day of employment, a payment under our short-term incentive program based on company performance (prorated through the NEO’s last day of employment) and a lump-sum payment equal to unused, accrued vacation days. In addition, with respect to long-term incentive awards:
•unvested SARs terminate on the NEO’s last day of employment and vested SARs remain exercisable for the remainder of the term of the award;
•for RSUs, the NEO receives a prorated portion of shares based on the date of retirement at the end of the applicable vesting period; and
•for PSUs, the NEO receives, to the extent earned based on achievement of specific performance measures, a prorated portion of shares based on the date of retirement at the end of the applicable performance period.
NEOs are eligible for retirement treatment for their long-term incentive awards if (i) they are at least age 65; (ii) they are at least age 62 and have 10 years of service; or (iii) if age plus years of service total 80. At December 31, 2025, no NEO was eligible for retirement treatment for their long-term incentive awards.
Payments Made Upon Involuntary or Not for Cause Termination
If we terminate an NEO prior to the expiration of his or her employment agreement (including non-renewal of the NEO’s agreement) for any reason other than for cause, the NEO is generally entitled to receive “normal severance compensation” or, in the NEO’s sole discretion, “enhanced severance benefits.” Under both severance packages:
•all vested SARs continue to be exercisable for 90 days following the NEO’s last day of employment; and
•unvested equity awards (SARs, RSUs, and PSUs) terminate on the NEO’s last day of employment.
Normal Severance Compensation. If the NEO elects to receive “normal severance compensation,” he or she will receive monthly payments equal to the greater of (1) his or her monthly base salary for the remainder of the employment agreement’s term, or (2) three months of his or her monthly base salary in addition to any other compensation or benefits applicable to an employee at the NEO’s level, including a lump-sum payment equal to unused, accrued vacation days.

Enhanced Severance Benefits. If the NEO agrees to execute a written general release of any and all possible claims against us existing at the time of termination, we will provide the employee with “enhanced severance benefits.” Payments provided under this severance arrangement, which are dependent on years of service with our Company, generally include the following:

Component	Less than Three Years of Service	Three or More Years of Service

Base Salary	One year of base salary	Two years of base salary

Short-Term Incentive	Lump-sum payment equal to all payments under our STI programs received by the NEO in the previous 12 months	Lump-sum payment equal to all payments under our STI programs received by the NEO in the previous 24 months

Payment in Lieu of Outplacement Services	Lump-sum payment equal to 10% of base salary	Same

Payment in Lieu of Perquisites	Lump-sum payment equal to 10% of base salary	Same

Post-Employment Health Care Coverage	Payment of COBRA premiums for up to 18 months while the NEO is unemployed and not eligible for other group health coverage and payment of the equivalent of such premium for up to an additional six months, should the NEO remain unemployed	Same

Death Benefit	If the NEO dies during the enhanced severance period, a lump-sum death benefit equal to six months of the NEO’s base salary will be paid to the NEO’s beneficiary	Same

Accrued Vacation	A lump-sum payment equal to unused, accrued vacation days	Same
Payments Made Upon Death or Disability
Generally, if an NEO dies during the term of his or her employment agreement, the NEO’s beneficiary is entitled to receive “normal severance compensation,” as described above. If an NEO becomes permanently disabled during the agreement term, he or she will generally be entitled to, at the NEO’s option, either “normal severance compensation” or “enhanced severance benefits,” as described above. In the case of either death or disability, with respect to long-term incentive awards:
•all SARs vest immediately and remain exercisable for the duration of the term;
•for RSUs, the NEO, or his or her beneficiary, receives a prorated payment based upon the portion of the vesting period the NEO actually served as an employee payable at the time employment ceases; and
•for PSUs, the NEO, or his or her beneficiary, receives, to the extent earned based on achievement of performance measures, a prorated portion of shares based upon the portion of the performance period the NEO actually served as an employee, payable at the time employment ceases.
Payments Made to our CEO if he Terminates his Employment for “Good Reason,” Upon Involuntary — Not for Cause Termination, or Upon Death or Disability
Except as described below, Mr. Maskara receives similar severance benefits as the other NEOs. Mr. Maskara’s employment agreement provides for certain severance benefits in the event he terminates his employment for “good reason.” “Good reason” includes:
•any change in Mr. Maskara’s position, authority, duties, or responsibilities inconsistent with the position of CEO (excluding de minimis changes and an isolated, insubstantial, and inadvertent action not taken in bad faith and promptly remedied by the Company after notice);
•any failure by the Company to comply with any of the provisions of Mr. Maskara’s employment agreement (excluding an isolated, insubstantial, and inadvertent action not taken in bad faith and promptly remedied by the Company after notice);
•the relocation of the principal place of Mr. Maskara’s employment by more than thirty-five (35) miles from our current headquarters in Richardson, Texas; or
•any failure by our Board to nominate him for election by the stockholders as a director.

Pursuant to his employment agreement, in the event (1) Mr. Maskara terminates his employment for “good reason,” (2) we terminate his employment prior to the expiration of his employment agreement (including non-renewal of his agreement) for any reason other than for cause, or (3) Mr. Maskara becomes permanently disabled during the term of his employment agreement, he is entitled to receive “enhanced severance benefits” as described above under “Payments Made Upon Involuntary or Not For Cause Termination,” provided Mr. Maskara (or his personal representative, as applicable) agrees to execute a written general release of any and all possible claims against the Company existing at the time of termination.
Payments Made Upon a Change in Control
Definition of Change in Control
A CIC generally includes the occurrence of any of the following events, subject to certain exceptions:
•an acquisition by a third party of 35% or more of our voting stock;
•a change in a majority of Board members without majority Board approval;
•stockholder approval of the liquidation or dissolution of our Company;
•consummation of a merger, consolidation, or reorganization; or
•consummation of the sale of substantially all corporate assets.
Definition of Good Reason
“Good reason,” under the CIC Severance Plan, includes:
•any change in the NEO’s authorities, duties, or responsibilities (excluding de minimis changes);
•any reduction in the NEO’s base salary, target STI bonus, or annual LTI awards;
•a required relocation of more than 50 miles of the Company’s headquarters;
•any failure by any successor to adopt and comply with the CIC Severance Plan; or
•any failure to re-elect to the Board any NEO serving as a member of the Board.
Change in Control Benefits
If an NEO’s employment is terminated by the Company without cause or by the NEO for “good reason” either (1) within two years following a CIC, or (2) within six months prior to a CIC, we will provide the NEO with the following CIC benefits:

Component	CIC Benefit

Base Salary Severance	Lump-sum payment equal to three times the CEO’s annual base salary, and two times annual base salary for other NEOs.

Prorated Bonus	Lump-sum payment equal to the NEO’s target bonus, prorated based on the last day of employment.

Bonus Severance	Lump-sum payment equal to three times the CEO’s target bonus, and two times target bonus for other NEOs.

Payment in Lieu of Outplacement Services	Payment for actual cost of outplacement services.

Post-Employment Health Care Coverage	Payment of COBRA premiums for up to 36 months for the CEO and 24 months for other NEOs while the NEO is unemployed and not eligible for other group health coverage.

Accrued Vacation	A lump-sum payment equal to unused, accrued vacation days.
Upon termination in connection with CIC, all outstanding SARs, RSUs and PSUs held by the NEO immediately vest and become exercisable, with applicable performance measures for outstanding PSUs deemed to have been satisfied at the greater of target or actual performance level. NEOs who are terminated within one year following a CIC have 90 days to exercise outstanding SARs.
To receive these CIC benefits, NEOs agree to certain post-employment covenants, including non-competition of employment and non-solicitation of employees and customers.

Tables Illustrating Potential Payments Upon Termination or Change in Control
The following tables provide information regarding the benefits to which each NEO would be entitled in the event of termination of such individual’s employment with our Company under specified circumstances, including a CIC. Except as otherwise noted, the amounts shown (1) are estimates only, and (2) assume that (a) termination was effective as of December 31, 2025, (b) the NEO did not take any vacation days in 2025, (c) in the case of disability, the NEO elects to receive “enhanced severance benefits,” (d) in the case of CIC, the NEO terminates for “good reason” or is involuntarily terminated without cause, and (e) that financial performance is tracking at target for PSU awards. The amounts shown for Long-Term Equity Accelerated Vesting reflect pro-rata vesting of unvested RSUs and PSUs in the event of retirement, death, and disability and immediate vesting of unvested SARs in the event of death and disability, as described above. These amounts are based on the NYSE closing price of our common stock on December 31, 2025, which was $485.58. The tables do not include pension or deferred compensation benefits described above under 2025 Pension Benefits and 2025 Nonqualified Deferred Compensation.
Alok Maskara

			Involuntary-Not For Cause Termination

Component	Voluntary Termination	Retirement(1)	Normal Severance	Enhanced Severance(2)	Death	Disability	For Cause Termination	Change in Control

Base Salary	$—	n/a	$296,250	$2,370,000	$296,250	$2,370,000	$—	$3,555,000
Prorated Bonus	n/a	n/a	n/a	n/a	n/a	n/a	n/a	1,481,250
Bonus	—	n/a	—	5,678,696	—	5,678,696	—	4,443,750
Outplacement Services (or payment in lieu)	—	n/a	—	118,500	—	118,500	—	5,975
Payment in Lieu of Perquisites	—	n/a	—	118,500	—	118,500	—	—
Post-Employment Health Care Coverage	—	n/a	—	60,293	—	—	—	94,091
Long-Term Equity Accelerated Vesting	—	n/a	—	—	7,837,181	7,837,181	—	9,307,517
Unused, Accrued Vacation	113,942	n/a	113,942	113,942	113,942	113,942	113,942	113,942
TOTAL	$113,942	n/a	$410,192	$8,459,931	$8,247,373	$16,236,819	$113,942	$19,001,525
(1)Mr. Maskara did not meet retirement eligibility requirements on December 31, 2025.
(2)The amounts shown reflect the same severance benefits that would be provided to Mr. Maskara if he terminated employment with our Company for “good reason” under his employment agreement as discussed above.
Michael P. Quenzer

			Involuntary-Not For Cause Termination
Component	Voluntary Termination	Retirement(1)	Normal Severance	Enhanced Severance	Death	Disability	For Cause Termination	Change in Control

Base Salary	$—	n/a	$162,500	$1,300,000	$162,500	$1,300,000	$—	$1,300,000
Prorated Bonus	n/a	n/a	n/a	n/a	n/a	n/a	n/a	487,500
Bonus	—	n/a	—	1,232,547	—	1,232,547	—	975,000
Outplacement Services (or payment in lieu)	—	n/a	—	65,000	—	65,000	—	5,975
Payment in Lieu of Perquisites	—	n/a	—	65,000	—	65,000	—	—
Post-Employment Health Care Coverage	—	n/a	—	56,505	—	—	—	56,505
Long-Term Equity Accelerated Vesting	—	n/a	—	—	1,440,581	1,440,581	—	1,758,150
Unused, Accrued Vacation	62,500	n/a	62,500	62,500	62,500	62,500	62,500	62,500
TOTAL	$62,500	n/a	$225,000	$2,781,552	$1,665,581	$4,165,628	$62,500	$4,645,630
(1)Mr. Quenzer did not meet retirement eligibility requirements on December 31, 2025.

Sarah R. Martin

			Involuntary-Not For Cause Termination

Component	Voluntary Termination	Retirement(1)	Normal Severance	Enhanced Severance	Death	Disability	For Cause Termination	Change in Control

Base Salary	$—	n/a	$150,000	$600,000	$150,000	$600,000	$—	$1,200,000
Prorated Bonus	n/a	n/a	n/a	n/a	n/a	n/a	n/a	450,000
Bonus	—	n/a	—	—	—	—	—	900,000
Outplacement Services (or payment in lieu)	—	n/a	—	60,000	—	60,000	—	5,975
Payment in Lieu of Perquisites	—	n/a	—	60,000	—	60,000	—	—
Post-Employment Health Care Coverage	—	n/a	—	56,750	—	—	—	56,750
Long-Term Equity Accelerated Vesting	—	n/a	—	—	444,791	444,791	—	1,142,569
Unused, Accrued Vacation	57,692	n/a	57,692	57,692	57,692	57,692	57,692	57,692
TOTAL	$57,692	n/a	$207,692	$834,442	$652,483	$1,222,483	$57,692	$3,812,986
(1)Ms. Martin did not meet retirement eligibility requirements on December 31, 2025.
Joseph F. Nassab

			Involuntary-Not For Cause Termination
Component	Voluntary Termination	Retirement(1)	Normal Severance	Enhanced Severance	Death	Disability	For Cause Termination	Change in Control

Base Salary	$—	n/a	$150,000	$1,200,000	$150,000	$1,200,000	$—	$1,200,000
Prorated Bonus	n/a	n/a	n/a	n/a	n/a	n/a	n/a	450,000
Bonus	—	n/a	—	1,729,659	—	1,729,659	—	900,000
Outplacement Services (or payment in lieu)	—	n/a	—	60,000	—	60,000	—	5,975
Payment in Lieu of Perquisites	—	n/a	—	60,000	—	60,000	—	—
Post-Employment Health Care Coverage	—	n/a	—	55,568	—	—	—	55,568
Long-Term Equity Accelerated Vesting	—	n/a	—	—	1,628,015	1,628,015	—	1,918,877
Unused, Accrued Vacation	57,692	n/a	57,692	57,692	57,692	57,692	57,692	57,692
TOTAL	$57,692	n/a	$207,692	$3,162,919	$1,835,707	$4,735,366	$57,692	$4,588,112
(1)Mr. Nassab did not meet retirement eligibility requirements on December 31, 2025.

Daniel M. Sessa

			Involuntary-Not For Cause Termination
Component	Voluntary Termination	Retirement(1)	Normal Severance	Enhanced Severance	Death	Disability	For Cause Termination	Change in Control

Base Salary	$—	n/a	$153,750	$1,230,000	$153,750	$1,230,000	$—	$1,230,000
Prorated Bonus	n/a	n/a	n/a	n/a	n/a	n/a	n/a	461,250
Bonus	—	n/a	—	1,860,440	—	1,860,440	—	922,500
Outplacement Services (or payment in lieu)	—	n/a	—	61,500	—	61,500	—	5,975
Payment in Lieu of Perquisites	—	n/a	—	61,500	—	61,500	—	—
Post-Employment Health Care Coverage	—	n/a	—	36,994	—	—	—	36,994
Long-Term Equity Accelerated Vesting	—	n/a	—	—	1,611,991	1,611,991	—	1,888,771
Unused, Accrued Vacation	59,135	n/a	59,135	59,135	59,135	59,135	59,135	59,135
TOTAL	$59,135	n/a	$212,885	$3,309,569	$1,824,876	$4,884,566	$59,135	$4,604,625
(1)Mr. Sessa did not meet retirement eligibility requirements on December 31, 2025.

CEO Pay Ratio
For 2025, the ratio of the annual total compensation of the CEO to the median of the annual total compensation of all employees of the Company other than the CEO was approximately 133 to 1. The 2025 CEO pay ratio was determined using the same median employee used to determine the 2024 CEO pay ratio as permitted under SEC rules, because there has been no change in our employee population or employee compensation arrangements that the Company believes would significantly impact the pay ratio disclosure. This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions summarized below.

Date Used to Identify Median Employee	10/31/2024
Employee Pool Used to Identify Median Employee	Our employee population consisted of approximately 14,089 individuals on October 31, 2024. In determining the median employee, we excluded all employees from certain non-U.S. countries under the de minimis exemption under applicable SEC regulations. The list of excluded countries, together with the number of employees excluded in each country, was as follows: China (29) and Canada (240). In total, we excluded 269 employees under the de minimis exemption, representing approximately 1.9% of our total employee population as of October 31, 2024. Therefore, there were 13,820 employees used for purposes of identifying our median employee.
Compensation Used to Identify Median Employee	Total gross wages as derived from the Company’s payroll records.
Median Employee Annual Total Compensation for 2025
$63,587, which includes the value of the median employee’s health and welfare benefits and retirement benefits. We calculated the median employee’s compensation in the same manner as we calculated total compensation of the CEO in the 2025 Summary Compensation Table and then added the value of health and welfare benefits.

CEO Annual Total Compensation for 2025
$8,451,361, which is $17,206 more than the amount disclosed in the 2025 Summary Compensation Table. The increase reflects the value of health and welfare benefits, which are excluded from the 2025 Summary Compensation Table under SEC rules.

Pay Ratio	133:1

Pay Versus Performance Disclosure
Pay Versus Performance Table
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” or “CAP” and certain financial performance of the Company. You should refer to the “Compensation Discussion and Analysis” in this proxy statement for a more detailed description of how executive compensation relates to Company performance and how the Compensation and Human Resources Committee makes its decisions.

Year (a)	Summary Compensation Table (SCT) Total for PEO 1 (Todd M. Bluedorn) (b)(1) ($)	Compensation Actually Paid (“CAP”) to PEO 1 (Todd M. Bluedorn) (c)(1) ($)	SCT Total for PEO 2 (Todd J. Teske) (b)(1) ($)	CAP to PEO 2 (Todd J. Teske) (c)(1) ($)	SCT Total for PEO 3 (Alok Maskara) (b)(1) ($)	CAP to PEO 3 (Alok Maskara) (c)(1)(2) ($)	Average SCT Total for Non-PEO Named Executive Officers (d) ($)	Average CAP to Non-PEO Named Executive Officers (e)(1)(2) ($)	Value of Initial Fixed $100 Investment Based On:		Net Income (in $millions) (h)(4) ($)	Company Core Net Income (in $millions) (i)(5) ($)
									Total Shareholder Return (f)(3) ($)	Peer Group Total Shareholder Return (g)(3) ($)

2025	—	—	—	—	8,434,155	1,717,504	2,653,024	1,359,278	188.04	175.89	805.8	818.9
2024	—	—	—	—	9,907,911	26,216,189	3,164,046	5,947,816	233.73	160.55	811.1	808.4
2023	—	—	—	—	4,983,663	17,440,536	2,113,404	4,640,007	170.27	141.49	591.2	641.8
2022	307,131	(14,370,215)	593,636	493,206	10,097,779	11,097,872	2,397,526	1,399,029	89.83	108.97	497.1	505.3
2021	5,027,345	14,483,856	—	—	—	—	3,314,344	4,935,005	119.70	132.02	464.0	464.5
(1)Todd M. Bluedorn (“PEO 1”) served as our principal executive officer (“PEO”) from January 1, 2022 to March 23, 2022, and for the full year of 2021. Todd J. Teske (“PEO 2”) served as our PEO from March 23, 2022, through May 8, 2022. Alok Maskara (“PEO 3”) has served as our PEO from May 9, 2022, to present. For 2025, our non-PEO NEOs were Michael P. Quenzer, Sarah R. Martin, Joseph F. Nassab, and Daniel M. Sessa. For 2024, our non-PEO NEOs were Michael P. Quenzer, Gary S. Bedard, Daniel M. Sessa, and John D. Torres. For 2023, our non-PEO NEOs were Joseph W. Reitmeier, Joseph F. Nassab, Daniel M. Sessa, John D. Torres, and Douglas L. Young. For 2022, our non-PEO NEOs were Joseph W. Reitmeier, Gary S. Bedard, Douglas L. Young, and Joseph F. Nassab. For 2021, our non-PEO NEOs were Joseph W. Reitmeier, Douglas L. Young, Daniel M. Sessa, and John D. Torres.
(2)For 2025, the values included in these columns for the compensation actually paid to our PEO and the average compensation actually paid to our non-PEO NEOs reflect the following adjustments to the values included in column (b) and column (d), respectively:

	Alok Maskara (PEO 3)	Average for Non- PEO NEOs

Summary Compensation Table Total Compensation	8,434,155	2,653,024
- aggregate change in actuarial present value of pension benefits	—	370,117
+ service cost of pension benefits	—	-11,828
+ prior service cost of pension benefit	—	—
- SCT “Stock Awards” column value	4,500,496	978,314
- SCT “Option Awards” column value	1,149,880	172,482
+ year-end fair value of equity awards granted in the covered year that are outstanding and unvested as of the covered year-end	4,966,103	1,045,754
[+/-] change in fair value (from prior year-end to covered year-end) of equity awards granted in prior years that are outstanding and unvested as of the covered year-end	-2,615,752	-390,157
+ vesting date fair value of equity awards granted and vested in the covered year	—	—
[+/-] change in fair value (from prior year-end to vesting date) of equity awards granted in prior years that vested in the covered year	-3,416,626	-416,602
- fair value as of prior-year end of equity awards granted in prior years that failed to vest in the covered year	—	—
+ dollar value of dividends/earnings paid on equity awards in the covered year	—	—
Compensation Actually Paid	1,717,504	1,359,278

The fair values reflected for equity awards are calculated in a manner consistent with the methodology used to account for share-based payments in our financial statements, as described in Note 15 of the Consolidated Financial Statements for the fiscal year ended December 31, 2025, included in our Form 10-K.
(3)For purposes of this pay versus performance disclosure, our peer group consists of the following entities for 2025, which are the same entities included in the peer group for 2024: A. O. Smith Corporation, Acuity Inc., Dover Corporation, Flowserve Corporation, Fortune Brands Innovations, Inc., Hubbell Incorporated, IDEX Corporation, Masco Corporation, Owens Corning, Pentair plc, Regal Rexnord Corporation, Rockwell Automation, Inc., Snap-On Incorporated, The Timken Company, and Xylem Inc. (the “Peer Group”).
(4)In 2025, we elected to change our method of accounting for certain inventories, as more fully described in our Form 10-K. Net income for 2023 and 2024 reflects the retrospective application of this change.
(5)Company core net income, a non-GAAP financial measure, is income from continuing operations, adjusted for restructuring charges, certain legal charges and contingency adjustments, impairments on assets held for sale, gain (loss) on sale of previous dispositions, non-core business results, and certain other items. Prior years have not been adjusted for the accounting method change described in footnote (4), as compensation was determined based on the prior methodology.
Pay Versus Performance Relationship Descriptions
The following graphical comparisons provide descriptions of the relationships between certain figures included in the Pay Versus Performance table for each of 2025, 2024, 2023, 2022, and 2021, including: (a) a comparison between our cumulative total shareholder return and the total shareholder return of the Peer Group; and (b) comparisons between (i) the compensation actually paid to the three PEOs, and the average compensation actually paid to our non-PEO NEOs and (ii) each of the performance measures set forth in columns (f), (h) and (i) of the Pay Versus Performance table.

Tabular List
The following table lists the four financial performance measures that we believe represent the most important financial performance measures the Company used to link compensation actually paid to our NEOs for fiscal 2025 to our performance:

Company Core Net Income
Earnings Per Share
ROIC
Company Free Cash Flow

Equity Compensation Plan Information
We currently administer two equity compensation plans: the 2019 Equity and Incentive Compensation Plan and the 2022 Employee Stock Purchase Plan. The following table provides information as of December 31, 2025, regarding shares of our common stock that may be issued under these equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))(3)
	(a)	(b)		(c)

Equity compensation plans approved by security holders
•2019 Equity and Incentive Compensation Plan	270,127	$355.72	(4)	1,611,670
•2022 Employee Stock Purchase Plan	—	—		959,836
Equity compensation plans not approved by security holders	—	—		—
Total	270,127	$355.72		2,571,506
(1)Includes the following:
•188,811 SARs outstanding under the 2019 Equity and Incentive Compensation Plan, which, upon exercise, will be net-settled in shares of our common stock;
•45,310 shares of our common stock to be issued upon the vesting of RSUs outstanding under the 2019 Equity and Incentive Compensation Plan; and
•36,006 shares of our common stock to be issued, assuming we meet the target performance goals for the applicable three-year performance period, of PSUs outstanding under the 2019 Equity and Incentive Compensation Plan.
The following table illustrates the number of shares of our common stock that may be issued pursuant to outstanding PSUs and the number of shares that may be available for future issuance under our equity compensation plans (excluding the PSUs that vested December 31, 2025 and were distributed in 2026), if our performance falls below or exceeds our target performance goals:

	Performance Level

	Below Threshold	Threshold	Target	Maximum

Shares to be Issued Pursuant to Outstanding PSUs	—	18,003	36,006	72,012
Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans	2,607,512	2,589,509	2,571,506	2,535,500
(2)Excludes PSU and RSU awards because those awards do not have an exercise price.
(3)With respect to outstanding PSUs, the number shown assumes we meet target performance goals for the applicable three-year performance period, and includes 1,611,670 shares of common stock available for issuance in the form of options, stock appreciation rights, restricted stock, RSUs, other stock-based awards and cash awards under the 2019 Equity and Incentive Compensation Plan, and 959,836 shares of common stock available for issuance under the 2022 Employee Stock Purchase Plan.
(4)In total, the weighted-average term for all outstanding SARs is 3.86 years.

Certain Relationships and Related Party Transactions
The written Related Party Transactions Policy adopted by our Board requires the Audit Committee to approve any potential related party transaction, which is defined in the policy to mirror the definition of Item 404 of Regulation S-K. Any related party transaction must be on terms that are fair to our Company and comparable to those that could be obtained in arm’s length dealings with an unrelated third party. In the event a related party transaction involves one or more members of the Audit Committee, such member will recuse themself from the review, consideration, or approval of the transaction. There were no transactions with related persons in 2025 that require disclosure pursuant to Item 404(a) of Regulation S-K.
Compensation Committee Interlocks and Insider Participation
Messrs. Wall, Norris, Somasundaram, Swienton, and Vander Ark, and Ms. Embree, served on the Compensation and Human Resources Committee during 2025. No member of the Compensation and Human Resources Committee was an officer or employee of our Company or any of our subsidiaries during 2025 or an officer at any other time, and no member had any relationship with the Company requiring disclosure under “Certain Relationships and Related Party Transactions” above. In addition, none of our executive officers served on the board of directors or on the compensation committee of any other entity, for which any executive officers of such other entity served either on our Board or on our Compensation and Human Resources Committee.

Beneficial Ownership of Common Stock
The following table provides information regarding the beneficial ownership of our common stock as of March 15, 2026 by (1) each person known to own beneficially more than 5% of our common stock, (2) each of our directors, (3) each of our named executive officers, and (4) all current directors and executive officers as a group.
For purposes of this table, “beneficial ownership” (as defined in Rule 13d-3 of the Exchange Act) takes into account shares as to which the individual has or shares voting or investment power as well as shares that may be acquired within 60 days (such as by exercising vested SARs, receiving earned performance shares, or the vesting of RSUs) and is different from beneficial ownership for purposes of Section 16 of the Exchange Act. As a result, the numbers below may differ from the numbers reported in forms filed pursuant to Section 16 (e.g., Form 4).
To our knowledge and unless otherwise indicated, each stockholder listed below has sole voting and investment power over the shares listed as beneficially owned by such stockholder. Percentage of ownership is based on 34,781,312 shares of common stock outstanding as of March 15, 2026. Number of shares held by beneficial owners of more than 5% of our common stock are as of the date of the applicable SEC filing made by those owners (unless otherwise noted).

Name of Beneficial Owner	Common Stock Held (#)	Common Stock that may be Acquired Within 60 Days (#)(1)	Total Shares Beneficially Held (#)	Percent of Class (%)

5% Stockholders
BlackRock, Inc.(2)	2,863,070	—	2,863,070	8.2
Capital International Investors(3)	2,944,558	—	2,944,558	8.5
The Vanguard Group(4)	3,883,531	—	3,883,531	11.2
Directors and Named Executive Officers
Sherry L. Buck	1,963	—	1,963	*
Tracy A. Embree	—	—	—	*
Sarah R. Martin	—	—	—	*
Alok Maskara	29,626	22,993	52,619	*
Joseph S. Nassab	8,875	7,996	16,871	*
John W. Norris, III(5)	3,227,243	—	3,227,243	9.3
Michael P. Quenzer	2,703	3,294	5,997	*
Karen H. Quintos	6,910	—	6,910	*
Daniel M. Sessa	32,504	16,541	49,045	*
Sivasankaran Somasundaram	716	—	716	*
Todd J. Teske	6,881	—	6,881	*
Jon Vander Ark(6)	274	—	274	*
Shane D. Wall(7)	2,205	—	2,205	*
All current directors and executive officers as a group (16 persons)	3,341,571	62,126	3,403,697	9.8
*     Less than 1% of outstanding common stock
(1)Consists of vested SARs.
(2)As reported by BlackRock, Inc., 50 Hudson Yards, New York, NY 10001, on an amendment to Schedule 13G filed with the SEC on February 5, 2025. BlackRock, Inc. reported sole voting power with respect to 2,652,118 shares and sole dispositive power with respect to 2,863,070 shares.
(3)As reported by Capital International Investors, 333 South Hope Street, 55th Fl, Los Angeles, CA 90071, on a Schedule 13G filed with the SEC on February 13, 2026. Capital International Investors reported sole voting power with respect to 2,901,206 shares and sole dispositive power with respect to 2,944,558 shares.

(4)As reported by The Vanguard Group, 100 Vanguard Boulevard, Malvern, PA 19355 on an amendment to Schedule 13G filed with the SEC on January 8, 2025. The Vanguard Group reported shared voting power with respect to 38,334 shares, sole dispositive power with respect to 3,767,938 shares and shared dispositive power with respect to 115,593 shares. According to an amendment to Schedule 13G filed with the SEC on March 27, 2026, The Vanguard Group owns 0.0% as of March 13, 2026, following an internal reorganization pursuant to which The Vanguard Group's beneficial ownership has been disaggregated. In the March 27, 2026, amendment to Schedule 13G, The Vanguard Group noted that certain subsidiaries or business divisions of subsidiaries of The Vanguard Group, that formerly had, or were deemed to have, beneficial ownership with The Vanguard Group, will report beneficial ownership separately (on a disaggregated basis) from The Vanguard Group.
(5)Includes (a) 28,372 shares held by the L.C. Norris Revocable Trust, 28,372 shares held by the W.H. Norris Revocable Trust, and 28,372 shares held by the B.W. Norris Revocable Trust, for each of which Mr. Norris is a co-trustee; (b) 1,685 shares held by the Norris-Newman Minors Trust, for which Mr. Norris is the trustee; (c) 107,250 shares held by the John W. Norris, III Trust A, for which Mr. Norris is the co-trustee; (d) 5,636 shares held by his spouse, Catherine Houlihan; (e) 6,551 shares held by the Norris Living Trust, for which Mr. Norris is the co-trustee; (f) 27,731 shares held by the Norris Marital Trust - Exempt, for which Mr. Norris is the co-trustee; (g) 178,295 shares held by the Norris Marital Trust - Non-Exempt, for which Mr. Norris is the co-trustee; (h) 2,545,105 shares directly owned by the Norris Family Limited Partnership, for which Mr. Norris is the President of its general partner, JW Norris, Inc., (i) 90,570 shares held by the Cabin Foundation, for which Mr. Norris is the President and (j) 727 shares held by the Norris Child’s Trust fbo John W. Norris III.
(6)Includes 4 shares held by Jonathan D. Vander Ark and Amy B. Vander Ark Joint Revocable Trust.
(7)Includes 966 shares held by the Wall Family Trust.

Other Information
Attending and Voting at the Annual Meeting of Stockholders

The virtual-only meeting format enhances stockholder access to the Annual Meeting by enabling stockholder attendance and participation from anywhere in the world, without cost. We believe that the virtual-only meeting format gives stockholders the opportunity to exercise the same rights as if they had attended an in-person meeting and encourages communication with our Board and management.

To attend the Annual Meeting, you must register in advance at www.proxydocs.com/LII using the control number located on your Proxy Card, Notice of Internet Availability of Proxy Materials, or voting instruction form. Upon completing your registration, you will receive further instructions by email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions to be answered at the Annual Meeting. If you are a beneficial owner of shares registered in the name of a broker, bank, or other nominee, as part of the registration process, you will also need to provide the registered name on your account and the name of your broker, bank, or other nominee.
The Annual Meeting will start promptly at 10:30 a.m, CDT. Stockholders may begin to log in to the Annual Meeting 15 minutes prior to the start time. If you encounter any difficulties accessing the virtual Annual Meeting platform, including any difficulties voting, you may call the technical support number that will be included in your instructional email.
Questions at the Virtual Annual Meeting
Our Annual Meeting allows stockholders to submit questions before and during the Annual Meeting. After the votes are tabulated for each of the proposals, there will be a designated question and answer period where we will respond to questions submitted by stockholders. We will answer as many questions as time permits, and any questions that we are unable to address during the Annual Meeting will be answered following the Annual Meeting.
If we receive substantially similar questions, to avoid repetition, we will group those questions together and provide a single response. Questions regarding personal matters or matters not relevant to the Annual Meeting will not be answered. We will also post questions submitted by stockholders and our answers on our website for a period of 60 days following the Annual Meeting.
Record Versus Beneficial Ownership of Shares
If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are the “stockholder of record” with respect to those shares. If you are a stockholder of record, we sent our proxy materials directly to you. If your shares are held in a stock brokerage account or by a bank, you are considered the “beneficial owner” of shares held in street name. In that case, our proxy materials will be forwarded to you by your broker or bank, which is considered the stockholder of record with respect to those shares. Your broker or bank will also send you instructions on how to vote. If you have not heard from your broker or bank, please contact them as soon as possible.
Quorum Requirement
A quorum is required to transact business at the Annual Meeting. To achieve a quorum, stockholders holding a majority of our outstanding shares of common stock entitled to vote must be present either in person or represented by proxy. Shares held by us in treasury will not count towards the determination of a quorum.
As of March 26, 2026, the record date for the Annual Meeting, 34,817,885 shares of our common stock were outstanding. Abstentions and “broker non-votes” (as explained below) will be counted for purposes of establishing a quorum. Each share of our common stock outstanding on the record date is entitled to one vote on each of the director nominees and one vote on each other matter.
If a quorum is not present at the Annual Meeting, we expect the Annual Meeting will be adjourned or postponed to solicit additional proxies. In such event, the Chair or stockholders representing a majority of the outstanding shares entitled to vote and present in person or by proxy at the Annual Meeting may adjourn the Annual Meeting.

Vote Requirement for Each Proposal
The following chart describes the proposals to be considered at the Annual Meeting, the vote required to elect directors and to adopt each other proposal, and the manner in which votes will be counted:

Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Broker Discretionary Votes Allowed?	Effect of Broker Non-Votes*

Proposal 1 Election of Directors	FOR, AGAINST, or ABSTAIN for each nominee	Majority of votes cast, meaning a nominee will be elected if the votes cast FOR such nominee exceed the votes cast AGAINST such nominee	No effect	No	No effect

Proposal 2 Advisory Proposal on 2025 Executive Compensation	FOR, AGAINST, or ABSTAIN	Approval requires the number of FOR votes cast to exceed the number of shares voted AGAINST or ABSTAINING	Counted as a vote. Same effect as votes against	No	No effect

Proposal 3 Ratification of Ernst & Young LLP as Independent Registered Public Accounting Firm for 2026	FOR, AGAINST, or ABSTAIN	Approval requires the number of FOR votes cast to exceed the number of shares voted AGAINST or ABSTAINING	Counted as a vote. Same effect as votes against	Yes	Brokers’ votes will count
*If you are a beneficial holder and do not provide specific voting instructions to your bank, broker, nominee, or other holder of record that holds your shares, such holder of record will not be authorized to vote your shares, which would result in a “broker non-vote” on each proposal other than Proposal 3, the ratification of Ernst & Young LLP as our independent registered public accounting firm.
We encourage you to vote promptly, even if you plan to attend the Annual Meeting.
Each of our director nominees is currently serving on the Board. If a nominee who is currently serving as a director is not re-elected, Delaware law provides that the director would continue to serve on the Board as a “holdover director.” Under our Bylaws and Corporate Governance Guidelines, each director submits an advance, contingent resignation that the Board may accept if stockholders do not re-elect the director. In that situation, our Board Governance Committee would make a recommendation to the Board about whether to accept or reject the resignation, or whether to take other action. The Board would act on the Board Governance Committee’s recommendation, and publicly disclose its decision and the rationale behind it within 90 days from the date that the election results are certified.
Voting Procedures
Registered holders may vote online during the Annual Meeting, by the internet, by telephone, or, if they received a printed copy of these proxy materials, by mail. If your shares are held in street name, you will receive instructions from a bank, broker, nominee, or other holder of record that you must follow in order for your shares to be voted. If you have not received voting instructions from your bank, broker, nominee, or other holder of record, please contact them as soon as possible. We urge you to vote promptly and in advance of the Annual Meeting.
A representative of Mediant Communication will tabulate the votes and act as inspector of election at the Annual Meeting.

Changing Your Vote
You can revoke or change your vote on a proposal at any time before the Annual Meeting for any reason by revoking your proxy. For stockholders of record, proxies may be revoked by delivering a written notice of revocation, bearing a later date than your proxy, to our Corporate Secretary at or before the Annual Meeting. Proxies may also be revoked by:
•submitting a new written proxy bearing a later date than a proxy you previously submitted;
•voting again by internet or telephone before 11:59 p.m., Eastern Time, on May 20, 2026; or
•attending the Annual Meeting and voting online.
In each case, the later submitted vote will be recorded and the earlier vote revoked. Any written notice of a revocation of a proxy should be sent to Lennox International Inc., 2140 Lake Park Blvd., Richardson, Texas 75080, Attention: Corporate Secretary. To be effective, the revocation must be received by our Corporate Secretary before the taking of the vote at the Annual Meeting.
For beneficial owners, please follow the instructions provided by your broker or bank.
Other Business
We are not aware of any other business to be acted upon at the Annual Meeting other than the Proposals described in this Proxy Statement. However, if you have voted by proxy and other matters are properly presented at the Annual Meeting for consideration in accordance with our Bylaws, the persons named in the accompanying Proxy Card will have discretion to act on those matters according to their best judgment or the Board’s recommendation.
Adjournment of the Annual Meeting
In the event of a technical malfunction or situation that makes it advisable to adjourn the Annual Meeting, the Chair will convene the meeting at 10:30 a.m., CDT, on May 21, 2026, at the Company’s principal business address solely for the purpose of adjourning the meeting to reconvene at a date, time, and location announced by the Chair. If this happens, more information will be provided at www.investor.lennox.com.
Proxy Materials and Solicitation
Notice and Access
We have elected to deliver our proxy materials to the majority of our stockholders over the internet. This delivery process allows us to provide stockholders with the information they need while conserving natural resources and lowering the cost of delivery. On or about April 8, 2026, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement for our 2026 Annual Meeting of Stockholders and 2025 Annual Report on Form 10-K to stockholders. The Notice also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail.
Proxy Solicitation
We will pay for the cost of this proxy solicitation. In addition to solicitation by mail, our directors, officers, and employees may solicit proxies from stockholders by telephone, facsimile, email, or in person. They will not be paid for soliciting proxies but may be reimbursed for out-of-pocket expenses related to the proxy solicitation. We have retained Georgeson LLC to assist in the solicitation of proxies for a fee of $12,000 plus reimbursement of expenses. We will also make arrangements with brokerage houses and other custodians, nominees, and fiduciaries to send the proxy materials to beneficial owners of our common stock. Upon request, we will reimburse the brokerage houses and custodians for their reasonable expenses in so doing.

Multiple Stockholders Sharing the Same Address
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders who have the same full name and address and will receive only one copy of our proxy materials or Notice of Internet Availability of Proxy Materials, as applicable. This procedure helps reduce our printing costs and postage fees. Stockholders who participate in householding and receive a full set of proxy materials will continue to receive separate Proxy Cards.
Please contact our Investor Relations department by telephone at (972) 497-5000 or in writing at 2140 Lake Park Blvd., Richardson, Texas 75080, Attention: Investor Relations, investor@lennox.com if you now receive (1) multiple copies of our proxy materials or Notice of Internet Availability of Proxy Materials and wish to receive only one copy of these materials per household in the future, or (2) a single copy of our proxy materials or Notice of Internet Availability of Proxy Materials and wish to receive separate copies of these materials in the future. If you participate in householding and wish to receive a separate copy of these documents for the Annual Meeting, please notify our Investor Relations department as indicated above and we will promptly send you a separate copy.
Form 10-K
If you are entitled to vote at the Annual Meeting, you may obtain a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including the financial statements required to be filed with the SEC, without charge, by contacting our Investor Relations department by telephone at (972) 497-5000 or in writing at 2140 Lake Park Blvd., Richardson, Texas 75080, Attention: Investor Relations, investor@lennox.com.
Stockholder Proposals for the 2027 Annual Meeting of Stockholders
Proposals for Inclusion in the 2027 Proxy Statement
If you wish to submit a proposal for possible inclusion in our 2027 proxy statement, we must receive your notice, in accordance with the rules of the SEC, on or before December 9, 2026. The proposal should be sent in writing to 2140 Lake Park Blvd., Richardson, Texas 75080, Attention: Corporate Secretary. We suggest that all such proposals be sent by certified mail, return receipt requested.
Proposals Not for Inclusion in the 2027 Proxy Statement But to be Offered at the 2027 Annual Meeting
If you wish to introduce a proposal at the 2027 Annual Meeting of Stockholders but do not submit your proposal for inclusion in our proxy statement to be filed in 2027, our Bylaws require you to follow certain procedures and provide certain information and representations related to your proposal. Among other requirements, you must give written notice to our Corporate Secretary of your intention to introduce your proposal and must represent that (1) you are a stockholder of record of Company stock entitled to vote at the annual meeting and (2) you intend to personally present your proposal at the annual meeting. We must receive your notice at least 60 days, but no more than 90 days, prior to the 2027 Annual Meeting of Stockholders. If we give less than 70 days’ notice of the date of the 2027 Annual Meeting of Stockholders, we must receive your notice within 10 days following the date on which notice of the date of the 2027 Annual Meeting of Stockholders was mailed or such public disclosure was made to our stockholders.
Your notice must include certain information about you, your proposal, and any person “acting in concert” with you and why implementation of your proposal would be in the best interest of the Company and its stockholders. Your notice must also include the shares of the Company’s stock you beneficially own (including any option, warrant or similar right and any other direct or indirect right or interest that may enable you to share in any profit, or manage the risk, from any change in the value of the Company’s stock), any proxy or other right you hold to vote the Company’s stock (or any similar right which has the effect of increasing or decreasing your voting power), performance-related fees which you would be entitled to as a result of any change in the value of the Company’s stock, any material interest you have in your proposal, and any other information required to be disclosed in a proxy statement. Depending on the nature of the proposal, additional information may be required. If you do not appear at the meeting to represent your proposal, your proposal will be disregarded.

Cautionary Statement Regarding Forward-Looking Statements
This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act that are based on information currently available to management as well as management’s assumptions and beliefs as of the date hereof. All statements, other than statements of historical fact, included in this Proxy Statement constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the words “may,” “will,” “should,” “plan,” “predict,” “anticipate,” “believe,” “intend,” “estimate,” “expect,” and similar expressions. Statements that are not historical should also be considered forward-looking statements. Such statements reflect our current views with respect to future events. Readers are cautioned not to place undue reliance on these forward-looking statements. We believe these statements are based on reasonable assumptions; however, such statements are inherently subject to risks and uncertainties, including but not limited to the specific uncertainties discussed elsewhere in the Proxy Statement and the risk factors set forth in Item 1A. Risk Factors of our Annual Report on Form 10-K. These risks and uncertainties may affect our performance and results of operations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ materially from those in the forward-looking statements. We disclaim any intention or obligation to update or review any forward-looking statements or information, whether as a result of new information, future events, or otherwise unless required by law.
The following are some of the factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements:
•competition in the heating, ventilation, air conditioning and refrigeration business;
•our ability to successfully develop and market new products or execute our business strategy, including the implementation of price increases for products and services;
•our ability to meet and anticipate customer demands;
•our ability to continue to license or enforce our intellectual property rights;
•our ability to attract, motivate, develop and retain our employees, as well as labor relations problems;
•artificial intelligence technologies;
•a decline in new construction activity and related demand for our products and services;
•the impact of weather on our business;
•the impact of higher raw material prices and significant supply interruptions;
•product liability, warranty claims, or recalls;
•changes in environmental and climate-related legislation or government regulations or policies;
•changes in tax legislation;
•the impact of new or increased trade tariffs;
•improper conduct by any of our employees, agents, or business partners;
•litigation risks;
•general economic conditions in the United States and abroad;
•extraordinary events beyond our control, such as conflicts, wars, natural disasters, public health crises, terrorist acts, or other civil or political disruptions;
•risks associated with our international operations;
•cyber attacks and other disruptions or misuse of information systems; and
•our ability to successfully realize, complete and integrate acquisitions.

Appendix A – GAAP Reconciliation
Reconciliation to U.S. GAAP (Generally Accepted Accounting Principles) Measures
(Unaudited) (dollars in millions)
To supplement the Company's consolidated financial statements and segment net sales and profit (loss) presented in accordance with U.S. GAAP, additional non-GAAP financial measures are provided and reconciled in the following tables. The Company believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results and enhance the ability of investors to analyze the Company's business trends and operating performance. 2024 amounts are adjusted to reflect the accounting method change from LIFO to FIFO.
Reconciliation of Net Income, a GAAP measure, to Adjusted Net Income, a non-GAAP measure

	For the Year Ended December 31, 2025

	After Tax Amount	Per Diluted Share

Net Income, a GAAP measure	$805.8	$22.79
Restructuring charges	5.1	0.14
Loss on sale from previous disposition	(0.7)	(0.02)
Acquisition costs (a)	8.9	0.25
Adjusted net income, a non-GAAP measure	$819.1	$23.16

	For the Year Ended December 31, 2024

	After Tax Amount	Per Diluted Share

Net Income, a GAAP measure	$811.1	$22.66
Restructuring charges	—	—
Gain on sale of business	1.5	0.04
Acquisition costs (a)	—	—
Adjusted net income, a non-GAAP measure	$812.6	$22.70
(a)Recorded in Losses (gains) and other expenses, net in the Consolidated Statements of Operations.
Segment Profit

	For the Year Ended December 31, 2025	For the Year Ended December 31, 2024

Segment Profit

Home Comfort Solutions	$729	$761
Building Climate Solutions	434	402
Corporate and other	(105)	(120)
Segment profit, a non-GAAP measure	$1,058	$1,043
Reconciliation to Operating Income
Restructuring charges	7	—
Loss (gain) on sale from previous disposition	(1)	2
Acquisition costs(1)	10	—
Operating Income, a GAAP measure	$1,042	$1,041
(1)Recorded in Losses (gains) and other expenses, net in the Consolidated Statement of Operations.
Segment profit is earnings from continuing operations for the applicable segment before interest expense, other expenses, and income taxes, adjusted for restructuring charges, gain (loss) on previous dispositions, acquisition costs, and certain other items. An individual segment’s profit should not be used as a substitute for the Company’s segment profit and may not be comparable to similarly titled measures reported by other companies.
Appendix A-1

P.O. BOX 8016, CARY, NC 27512-9903

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Lennox International Inc.

Annual Meeting of Stockholders

for Stockholders of record as of March 26, 2026

Thursday, May 21, 2026 10:30 AM, Central Daylight Time

Annual Meeting to be held virtually - please visit www.proxydocs.com/LII for more details.

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This proxy is being solicited on behalf of the Board of Directors

The signatory of this Proxy, by execution on the reverse side of this Proxy, hereby appoints and constitutes Alok Maskara and Monica M. Brown (the Named Proxies), and each of them, with full power of substitution, with the powers the signatory of this Proxy would possess if personally present, to vote all shares of Lennox International Inc. Common Stock entitled to be voted by the signatory at the 2026 Annual Meeting of Stockholders to be held at 10:30 a.m., Central Daylight Time, on May 21, 2026, in a virtual meeting format, or at any reconvened meeting after any adjournment or postponement thereof, on the matters set forth on the reverse side in accordance with any directions given by the signatory and, in their discretion, on all other matters that may properly come before the 2026 Annual Meeting of Stockholders or any reconvened meetings after any adjournment or postponement thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS' RECOMMENDATION. This Proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

Lennox International Inc. Annual Meeting of Stockholders

Please make your marks like this: ☒

The purpose of the 2026 Annual Meeting of Stockholders is to take action on the proposals listed below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

- **"FOR"** each of the nominees listed in Proposal 1
- **"FOR"** Proposals 2 and 3

PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1. To elect three Class I directors for a three-year term expiring at the 2029 Annual Meeting of Stockholders	FOR	AGAINST	ABSTAIN	
1.01 John W. Norris, III	☐	☐	☐	FOR
1.02 Karen H. Quintos	☐	☐	☐	FOR
1.03 Shane D. Wall	☐	☐	☐	FOR
	FOR	AGAINST	ABSTAIN	
2. To conduct an advisory vote to approve the compensation of our named executive officers as disclosed in the Proxy Statement	☐	☐	☐	FOR
3. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2026 fiscal year	☐	☐	☐	FOR

NOTE: Also includes authorization to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

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Signature (and Title if applicable)	Date	Signature (if held jointly)	Date